Exhibit 1.1

AGENCY AGREEMENT

March 27, 2023

Bunker Hill Mining Corp.

82 Richmond Street East

Toronto, ON M5C 1P1

Attention:	Richard Williams, Executive Chairman

Dear Sirs/Mesdames:

Echelon Wealth Partners Inc. (“Echelon”) and Roth Capital Partners, LLC (“Roth” and together with Echelon, the “Lead Agents”), as co-lead agents and joint bookrunners, and Laurentian Bank Securities Inc. (together with the Lead Agents, the “Agents”) understand that Bunker Hill Mining Corp. (the “Corporation”) proposes to issue and sell, in one or more tranches: (i) special warrants of the Corporation (the “Initial Special Warrants”) at a price of $0.12 per Initial Special Warrant (the “Issue Price”); and (ii) units of the Corporation (the “Private Placement Units”) at the Issue Price, on a commercially reasonable, “best efforts” private placement basis for aggregate gross proceeds of up to $9,000,000 (the “Offering”).

Each Private Placement Unit will consist of one share of common stock of the Corporation (each a “PP Unit Share”) and one common share purchase warrant of the Corporation (each a “PP Warrant”). Each PP Warrant will entitle the holder thereof to acquire one share of common stock of the Corporation (a “PP Warrant Share”) at an exercise price of $0.15 per PP Warrant Share, until the date which is thirty-six (36) months following the applicable Closing Date, subject to adjustment in certain events. The PP Warrants will also be exercisable on a cashless basis in the event the Registration Statement (as hereinafter defined) is not effective on the date of exercise of such Warrants. The PP Warrants will be governed by PP Warrant certificates (collectively, the “PP Warrant Certificates”) to be issued by the Corporation in form and substance satisfactory to the Corporation and Echelon. The description of the PP Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the PP Warrant Certificate. In the case of any inconsistency between the description of the PP Warrants in this Agreement and their terms and conditions as set forth in the PP Warrant Certificate, the provisions of the PP Warrant Certificate will govern.

In addition, the Corporation hereby grants the Agents an option (the “Agents’ Option”), exercisable in whole or in part, to arrange for the sale of up to such additional number of special warrants only (and for greater certainty, not an additional number of Private Placement Units) as is equal to 15% of the aggregate amount of Initial Special Warrants and Private Placement Units, being up to 11,250,000 special warrants (the “Additional Special Warrants”, and, together with the Initial Special Warrants, the “Special Warrants”), at the Issue Price per Additional Special Warrant. The Agents’ Option is exercisable at any time up to 48 hours prior to the final Closing Date (as hereinafter defined).

The Special Warrants will be duly and validly created and issued pursuant to, and governed by, a special warrant indenture (the “Special Warrant Indenture”) to be entered into effective on the date hereof between the Corporation and Capital Transfer Agency ULC (or such other agent determined by the Corporation and the Lead Agents), as special warrant agent in respect of the Special Warrants (the “Special Warrant Agent”). Each Special Warrant shall be automatically exercisable (without payment of any further consideration and subject to customary anti-dilution adjustments) into one unit of the Corporation (a “Unit”) on the date (the “Automatic Exercise Date”) that is the earlier of: (i) the date that is three (3) Business Days following the date on which the Corporation has obtained notification that the Registration Statement (as hereinafter defined) of the Corporation filed with the SEC (as hereinafter defined) has been declared effective by the SEC (the “Qualification Event”); and (ii) the date that is six months following the applicable Closing Date. The description of the Special Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Special Warrants to be set forth in the Special Warrant Indenture. In the case of any inconsistency between the description of the Special Warrants in this Agreement and their terms and conditions as set forth in the Special Warrant Indenture, the provisions of the Special Warrant Indenture will govern.

Each Unit will consist of one share of common stock of the Corporation (each a “Unit Share”) and one common share purchase warrant of the Corporation (each a “Warrant”). Each Warrant will entitle the holder thereof to acquire one share of common stock of the Corporation (a “Warrant Share”) at an exercise price of $0.15 per Warrant Share, until the date which is thirty-six (36) months following the applicable Closing Date, subject to adjustment in certain events. The Warrants will also be exercisable on a cashless basis in the event the Registration Statement is not effective on the date of exercise of such Warrants. The Warrants shall be duly and validly created and issued by the Corporation pursuant to, and governed by, the terms of a warrant indenture (the “Warrant Indenture”) to be entered into on the date hereof between the Corporation and Capital Transfer Agency ULC (or such other agent determined by the Corporation and the Lead Agents), in its capacity as warrant agent in respect of the Warrants (the “Warrant Agent”). The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the Warrant Indenture. In the case of any inconsistency between the description of the Warrants in this Agreement and their terms and conditions as set forth in the Warrant Indenture, the provisions of the Warrant Indenture will govern.

The Corporation will use its commercially reasonable efforts to complete the Qualification Event on or before the date that is six (6) months following the Initial Closing Date; provided, however, that there is no assurance that a Qualification Event will be completed. In the event that the Qualification Event has not been completed on or before four months following the Initial Closing Date, each unexercised Special Warrant will thereafter entitle the holder to receive, upon the exercise thereof, at no additional cost, a penalty unit (each, a “Penalty Unit”) per Special Warrant. Each Penalty Unit will consist of 1.2 shares of common stock of the Corporation and 1.2 common share purchase warrants of the Corporation.

Upon and subject to the terms and conditions set forth herein, the Agents hereby agree to act, and upon acceptance hereof, the Corporation hereby appoints the Agents, as the Corporation’s exclusive agents, to offer for sale by way of private placement on a commercially reasonable “best efforts” agency basis, without underwriter liability, the Special Warrants and the Private Placement Units to be issued and sold pursuant to the Offering and the Agents agree to arrange for purchasers of the Special Warrants and the Private Placement Units in the Designated Jurisdictions (as hereinafter defined) and in those jurisdictions outside Canada where the Special Warrants and the Private Placement Units may lawfully be sold pursuant to the terms and conditions hereof.

In consideration of the services to be rendered by the Agents hereunder, on the applicable Closing Date, the Agents will receive a cash commission fee (the “Agents’ Commission”) equal to 6.0% of the aggregate gross proceeds of the Offering in such applicable Closing. As additional consideration for their services, the Agents shall receive from the Corporation on the applicable Closing Date that number of compensation options (the “Agents Compensation Options”), registered in such manner as directed by the Agents, exercisable to purchase that number of Units (each a “Compensation Unit”), as is equal to 6.0% of the aggregate number of Special Warrants and Private Placement Units issued pursuant to the Offering on such Closing Date. Each Agents Compensation Option will entitle the holder to acquire one Compensation Unit at the Issue Price until the date that is thirty-six (36) months following the applicable Closing Date. Each Compensation Unit will be comprised of one Agents’ Commission Share (as hereinafter defined) and one Agents’ Commission Warrant (as hereinafter defined). Each whole Agents’ Commission Warrant will entitle the holder thereof to acquire one Agents’ Commission Warrant Share (as hereinafter defined) at an exercise price of $0.15, until the date that is thirty-six (36) months following the applicable Closing Date.

The Corporation shall be entitled to designate in writing a list of purchasers (the “President’s List”) who may purchase Special Warrants and/or Private Placement Units under the Offering. Notwithstanding the foregoing, the Agents’ Commission payable by the Corporation to the Agents for subscriptions received from the President’s List Purchasers shall be reduced to 3.0% of the aggregate gross proceeds from President’s List Purchasers and the number of Agents Compensation Options shall be reduced to 3.0% of the number of Special Warrants and Private Placement Units sold to the President’s List Purchasers.

Additionally, the Corporation shall be entitled to sell Special Warrants to Valuestone Global Resources Fund I LP (or an affiliate of), management, the board of directors or insiders of the Corporation (the “Company Purchasers”). Notwithstanding the foregoing, the Agents’ Commission payable by the Corporation to the Agents for subscriptions received from the Company Purchasers shall be reduced to 2.0% of the aggregate gross proceeds from Company Purchasers and the number of Agents Compensation Options shall be reduced to 2.0% of the number of Special Warrants sold to the Company Purchasers.

No other commission or fee is payable by the Corporation in connection with the completion of the Offering; provided that the Corporation will pay certain fees and expenses of the Agents (including fees and expenses of counsel to the Agents) plus applicable taxes in connection with the Offering, as set out in Section 15 hereof (the “Agents’ Expenses”).

The parties acknowledge that the Special Warrants and the Private Placement Units have not been and will not be registered under the U.S. Securities Act (as hereinafter defined) or the securities laws of any state of the United States and may not be offered or sold in the United States, or to or for the account or benefit of, U.S. Persons (as hereinafter defined), except pursuant to exemptions from the registration requirements of the U.S. Securities Act and the applicable laws of any state of the United States in the manner specified in this Agreement and pursuant to the representations, warranties, acknowledgments, agreements and covenants of the Corporation and the Agents and the U.S. Affiliates (as hereinafter defined) contained hereto. The Corporation has agreed that it will use commercially reasonable efforts to file the Registration Statement in order to register the Registrable Securities (as hereinafter defined) for the benefit of the Purchasers and the Agents. All actions to be undertaken by the Agents in the United States or to, or for the account or benefit of, U.S. Persons in connection with the matters contemplated herein shall be undertaken through a U.S. Affiliate.

The Agents shall be entitled (but not obligated) in connection with the Offering to retain as sub-agents other registered dealers and may receive subscriptions for Special Warrants and Private Placement Units from subscribers from other registered dealers, at no additional cost to the Corporation. The fee payable to any such Selling Firm (as hereinafter defined) shall be for the account of the Agents.

The Offering is conditional upon and subject to the additional terms and conditions set forth below. The following are the terms and conditions of the agreement between the Corporation and the Agents:

Section 1. Definitions and Interpretation

(a) In this Agreement:

”Additional Special Warrants” has the meaning given to that term on the face page of this Agreement;

“affiliate”, “associate”, “distribution”, “material change”, “material fact”, and “misrepresentation” have the respective meanings given to them in the Ontario Act;

“Agents” has the meaning given to that term on the face page of this Agreement;

“Agents’ Commission” shall have the meaning ascribed thereto on the second page of this Agreement;

“Agents’ Commission Shares” means the underlying Common Shares issued as part of the Compensation Unit;

“Agents’ Commission Warrants” means the underlying Warrants issued as part of the Compensation Unit;

“Agents’ Commission Warrant Shares” means a Common Share issued upon exercise of an Agents’ Commission Warrant;

“Agents Compensation Options” shall have the meaning ascribed thereto on the second page of this Agreement;

“Agents Compensation Option Certificates” means the definitive certificates representing the Agents Compensation Options in a form acceptable to the Agents and the Corporation;

“Agents’ Expenses” shall have the meaning ascribed thereto on the third page of this Agreement;

”Agents’ Option” has the meaning given to that term on the face page of this Agreement;

“Agreement” means this Agency Agreement and not any particular article or section or other portion except as may be specified and words such as “hereof”, “hereto”, “herein” and “hereby” refer to this Agreement as the context requires;

“Anti-Terrorism Laws” has the meaning given to that term in Section 6(aaaa) of this Agreement;

“Automatic Exercise Date” has the meaning given to that term on the face page of this Agreement;

”Bunker Hill Mine” means the mine located near the town of Kellogg, Idaho, as described in the Bunker Hill Technical Report;

“Bunker Hill Project” means the mining and processing operations at the Bunker Hill Mine located near the town of Kellogg, Idaho;

”Bunker Hill Technical Report” means the amended and restated technical report dated September 30, 2022 and filed on SEDAR on November 21, 2022, titled “Technical Report and Pre-Feasibility Study for Underground Mining, Milling and Concentration of Lead, Silver and Zinc at the Bunker Hill Mine, Coeur d’Alene Mining District, Shoshone County, Idaho, USA”, effective August 29, 2022, prepared by Scott Wilson, C.P.G., of Resource Development Associates Inc., Robert Todd, P.E., of Minetech USA LLC, and Peter Kondos, Ph.D., of YaKum Consulting Inc.;

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business;

“Canadian Securities Commissions” means collectively, the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published policy statements, blanket orders, instruments and notices of the Canadian Securities Commissions and all discretionary orders or rulings, if any, of the Canadian Securities Commissions made in connection with the transactions contemplated by this Agreement;

“Claims” has the meaning given to that term in Section 12(a) of this Agreement;

“Closing” means, with respect to the Special Warrants or the Private Placement Units, the completion of the issue and sale by the Corporation of the Special Warrants and/or Private Placement Units pursuant to this Agreement;

“Closing Date” means a date on which a Closing occurs, being, initially, on March 27, 2023, and, subsequently, such other date or dates as the Corporation and the Lead Agents may agree;

“Closing Time” means the time of Closing on the applicable Closing Date;

“Common Shares” means the shares of common stock of the Corporation;

“Company Purchaser” has the meaning given to that term on the third page of this Agreement;

“Compensation Securities” means, collectively, Agents Compensation Options, the Agents’ Commission Shares and the Agents’ Commission Warrants comprising the Compensation Units, and the Agents’ Commission Warrant Shares;

“Compensation Unit” has the meaning given to that term on the second page of this Agreement;

“Corporation” has the meaning given to that term on the face page of this Agreement;

“CSE” means the Canadian Securities Exchange;

“Debt Instrument” means any mortgage, note, indenture, loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability to which the Corporation or any Subsidiary is a party or otherwise bound;

“Designated Jurisdictions” means, collectively, each of the provinces of Canada (which shall not include Québec) and such other jurisdictions as the Corporation and the Agents may agree;

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902(c) of Regulation S, which, without limiting the foregoing, but for greater clarity in this Schedule, includes, subject to the exclusions from the definition of “directed selling efforts” contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Special Warrants or the Private Placement Units and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Special Warrants or the Private Placement Units;

“Disclosure Record” means the Corporation’s prospectuses, annual reports, annual and interim financial statements, annual information forms, business acquisition reports, management discussion and analysis of financial condition and results of operations, information circulars, material change reports, press releases, take-over bid circulars, material contracts and all other information or documents publicly filed or otherwise publicly disseminated by the Corporation, including all filings on the Corporation’s SEDAR profile and with the SEC and all exhibits thereto;

“Disqualification Event” has the meaning given to that term in Section 8(a)(xvii) of this Agreement;

“Distribution Compliance Period” has the meaning given to that term in Section 8(c)(xv) of this Agreement;

“Environmental Laws” means any federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

“Environmental Permits” means permits, authorizations and approvals required under any applicable Environmental Laws to carry on business as currently conducted;

“Engagement Letter” means the letter agreement dated February 15, 2023, between the Corporation and Echelon relating to the Offering;

“Executive Order” has the meaning given to that term in Section 6(aaaa) of this Agreement;

“Financial Statements” means, the audited financial statements for the years ended December 31, 2021 of the Corporation and the unaudited condensed consolidated interim financial statements of the Corporation as at and for the financial period ended September 30, 2022, including the notes to such statements and the related auditors’ report on such statements, where applicable, prepared in accordance with U.S. GAAP;

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used under Rule 502(c) of Regulation D, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the internet or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

“Governmental Authority” means any governmental authority and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Hazardous Materials” means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products;

“including” means including without limitation;

“Indemnified Party” has the meaning given to that term in Section 12(a) of this Agreement;

”Initial Closing Date” means on the date of March 27, 2023.

”Initial Special Warrants” has the meaning given to that term on the face page of this Agreement;

“Intellectual Property” means all trade or brand names, business names, trademarks, service marks, copyrights, patents, patent rights, licenses, industrial designs, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever;

“Investor Presentation” means the Corporation’s investor presentation dated March 1, 2023;

“Issue Price” has the meaning given to that term on the face page of this Agreement;

“knowledge of the Corporation” (or similar phrases) means, with respect to the Corporation, the knowledge of Sam Ash, Richard Williams and/or David Wiens after reasonably informing themselves as to the relevant matters, but without any requirement to make any inquiries of third parties or Governmental Authorities or to perform any search of any public registry office or system;

“Laws” means the Securities Laws, the Environmental Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Lead Agents” has the meaning given to that term on the face page of this Agreement;

“Leased Premises” means each premises which the Corporation or any Subsidiary occupies as tenant;

“Lock-Up Agreements” has the meaning given to that term in Section 5(l) of this Agreement;

“Losses” has the meaning given to that term in Section 12(a) of this Agreement;

“Material Adverse Effect” means the effect resulting from any change (including a decision to implement such a change made by the board of directors or by senior management of the Corporation or any Subsidiary who believe that confirmation of the decision of the board of directors is probable), event, violation, inaccuracy or circumstance that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of the Corporation and its Subsidiaries, taken as a whole;

“Material Agreement” means any material contract, commitment, agreement (written or oral), instrument, lease or other document, license agreement and agreements relating to intellectual property, to which the Corporation or any Subsidiary are a party or to which any of their property or assets are otherwise bound;

“NI 43-101” means National Instrument 43-101 - Standards of Disclosure for Mineral Projects;

“NI 45-102” means National Instrument 45-102 – Resale of Securities;

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“NI 52-110” means National Instrument 52-110 – Audit Committees;

“OFAC” has the meaning given to that term in Section 6(aaaa) of this Agreement;

“Offered Securities” means, collectively, the Special Warrants, the Unit Shares and Warrants comprising the Units, the Warrant Shares, the Private Placement Units, the PP Unit Shares and PP Warrants comprising the Private Placement Units and the PP Warrant Shares;

“Offering” has the meaning given to that term on the face page of this Agreement;

“Ontario Act” means the Securities Act (Ontario);

“Penalty Unit” has the meaning given to that term on the second page of this Agreement;

“person” includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning;

“PP Unit Share” has the meaning given to that term on the face page of this Agreement;

“PP Warrant” has the meaning given to that term on the face page of this Agreement;

“PP Warrant Share” has the meaning given to that term on the face page of this Agreement;

“PP Warrant Certificate” has the meaning given to that term on the face page of this Agreement;

“President’s List” has the meaning given to that term on the second page of this Agreement;

“President’s List Purchaser” means a purchaser designated by the Corporation as belonging to the President’s List;

”Private Placement Unit” has the meaning given to that term on the face page of this Agreement;

“Properties” means all mineral properties in which the Corporation or any of the Subsidiaries has a direct or indirect ownership interest, including, without limitation, the Bunker Hill Project;

“Purchasers” means the persons who (as purchasers or beneficial purchasers) acquire Special Warrants or Private Placement Units by duly completing, executing and delivering Subscription Agreements (including all applicable schedules and exhibits thereto);

“Qualification Event” has the meaning given to that term on the face page of this Agreement;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as that term is defined in Rule 144A under the U.S. Securities Act;

“Qualifying Jurisdictions” means each of the Designated Jurisdictions in Canada in which the Purchasers and the Agents are resident (but for greater certainty, shall not include Quebec);

“Registrable Securities” means, collectively, the Unit Shares, the Warrants, the Warrant Shares, the Agents’ Commission Shares and Agents’ Commission Warrants comprising the Compensation Units and the Agents’ Commission Warrant Shares;

“Registration Statement” has the meaning given to that term in Section 3(a)(i);

“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Reporting Jurisdictions” the provinces of British Columbia, Alberta and Ontario;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means, unless the context otherwise requires, the Canadian Securities Commissions, the SEC and all applicable securities commissions or securities regulatory authority in each of the Designated Jurisdictions;

“Securities Laws” means, unless the context otherwise requires, the Canadian Securities Laws, the U.S. Securities Laws and all applicable securities laws in each of the Designated Jurisdictions, the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, multilateral and national instruments, orders, blanket rulings, notices and other regulatory instruments of the securities regulatory authorities in such jurisdictions;

“Selling Firms” has the meaning given to that term in Section 4(a);

“Special Warrant” has the meaning given to that term on the face page of this Agreement;

“Special Warrant Agent” has the meaning given to that term on the face page of this Agreement;

“Special Warrant Certificates” means the certificates representing the Special Warrants in a form acceptable to the Agents and the Corporation and attached as Schedule A to the Special Warrant Indenture;

“Special Warrant Indenture” has the meaning given to that term on the face page of this Agreement;

“Subscription Agreements” means, collectively, the subscription agreements for the Special Warrants or the Private Placement Units, in the forms agreed upon by the Agents and the Corporation pursuant to which Purchasers agree to subscribe for and purchase the Special Warrants or the Private Placement Units pursuant to the Offering as herein contemplated and shall include, for certainty, all schedules thereto; and “Subscription Agreement” means any one of them, as the context requires;

“subsidiary” has the meaning given to that term in the Ontario Act;

“Subsidiaries” means the subsidiaries of the Corporation; and “Subsidiary” means any one of them;

“Tax Act” means the Income Tax Act (Canada);

“Taxes” has the meaning given to that term in Section 6(ll) of this Agreement;

“Term Sheet” means the term sheet for the Offering dated March 2, 2023;

“Transaction Documents” means, collectively, this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the PP Warrant Certificates and the Agents Compensation Option Certificates;

“Underlying Shares” means the Unit Shares, Warrant Shares, PP Units Shares, PP Warrant Shares, Agents’ Commission Shares and the Agents’ Commission Warrant Shares;

“Unit” has the meaning ascribed thereto on the face page of this Agreement;

“Unit Shares” has the meaning ascribed thereto on the face page of this Agreement;

“U.S. Accredited Investor” means an “accredited investor” as that term is defined in Rule 501(a) of Regulation D;

“U.S. Affiliate” means an Agent’s duly registered broker-deal affiliate in the United States;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and rules promulgated by the SEC and its related interpretations or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination;

“U.S. Person” means a “U.S. person”, as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“U.S. Securities Laws” means the United States federal securities laws, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act and the rules and regulations promulgated thereunder and as may be amended from time to time, and applicable state securities laws;

“United States” and “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“Warrant” has the meaning given to that term on the second page of this Agreement.

“Warrant Agent” means the warrant agent under the Warrant Indenture;

“Warrant Certificates” means certificates representing the Warrants in a form acceptable to the Agents and the Corporation and attached as Schedule A to the Warrant Indenture;

“Warrant Indenture” has the meaning given to that term on the second page of this Agreement; and

“Warrant Shares” has the meaning given to that term on the second page of this Agreement.

(b)	The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or the interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(c)	Unless otherwise expressly provided in this Agreement, (i) words importing only the singular number include the plural and vice versa and words importing gender include all genders; and (ii) all references to dollars or “$” are to Canadian dollars.

Section 2. Offering

(a)	The Offering. The Corporation hereby appoints the Agents to act as exclusive agents to offer and sell the Special Warrants and the Private Placement Units on a private placement basis and the Agents hereby accept such appointment. Notwithstanding anything to the contrary contained herein or any oral representations or assurances previously or subsequently made by the parties hereto, this Agreement does not constitute a commitment by, or legally binding obligation of, the Agents or any of their respective affiliates to act as underwriters, initial purchasers, arrangers, and/or placement agents in connection with any offering of securities of the Corporation, including the Special Warrants and the Private Placement Units, or to provide or arrange any financing, other than the appointment as agents in connection with the Offering in accordance with the prior sentence and otherwise on the terms set forth herein.

(b)	Sale on Exempt Basis. The Agents shall use their commercially reasonable “best efforts” to arrange for the purchase of the Special Warrants and the Private Placement Units:

(i)	in the Qualifying Jurisdictions on a private placement basis in compliance with applicable U.S. Securities Laws and Canadian Securities Laws;

(ii)	in the United States and to, or for the account or benefit of, U.S. Persons that are Qualified Institutional Buyers or U.S. Accredited Investors in compliance with Section 8 hereto; and

(iii)	in such other Designated Jurisdictions as may be agreed upon between the Corporation and the Agents, on a private placement basis in compliance with all applicable Securities Laws of such other Designated Jurisdictions provided that no prospectus, registration statement or similar document is required to be filed in such Designated Jurisdiction, no registration or similar requirement would apply with respect to the Corporation in connection with the Offering in such other Designated Jurisdiction and the Corporation does not become subject to ongoing continuous disclosure obligations in such other Designated Jurisdictions.

(c)	Filings. The Corporation undertakes to file or cause to be filed all forms or undertakings required to be filed by the Corporation in connection with the issue and sale of the Special Warrants and the Private Placement Units such that the distribution of the Special Warrants and the Private Placement Units may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in Canada, the United States or elsewhere, and the Agents undertake to use their commercially reasonable efforts to cause Purchasers to complete any forms required by Canadian Securities Laws or other applicable Securities Laws. All fees payable in connection with such filings shall be at the expense of the Corporation.

(d)	No Offering Memorandum. Neither the Corporation nor the Agents shall: (i) provide to prospective Purchasers any document or other material or information that would constitute an offering memorandum within the meaning of Canadian Securities Laws; or (ii) engage in any form of General Solicitation or General Advertising in connection with the offer and sale of the Special Warrants and the Private Placement Units, including but not limited to, causing the sale of the Special Warrants and the Private Placement Units to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Special Warrants and the Private Placement Units (other than the Investor Presentation) whose attendees have been invited by general solicitation or advertising.

(e)	Press Releases. In order to comply with applicable U.S. Securities Laws, any press release announcing or otherwise concerning the Offering shall include an appropriate notation as follows: “Not for dissemination in the United States or through U.S. newswire services”. In addition, any such press release shall contain the following disclaimer: “The securities being offered have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act) absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any State of the United States in which such offer, solicitation or sale would be unlawful.”

Section 3. Filing of Registration Statement

(a)	Registration Statement Matters.

(i)	The Corporation covenants with the Agents that the Corporation shall (i) use its commercially reasonable best efforts to prepare and file with the SEC, as soon as reasonably possible following the Initial Closing Date, a registration statement (on Form S-3, S-1, or other appropriate registration statement form reasonably acceptable to the Purchasers) under the U.S. Securities Act (the “Registration Statement”), at the sole expense of the Corporation, in respect of the Purchasers, so as to permit a public offering and resale of all the Registrable Securities that were issued on the initial Closing Date, and any other Registrable Securities that have been issued on a subsequent Closing Date before the initial Registration Statement is filed with the SEC, in the United States under the U.S. Securities Act; and (ii) use its commercially reasonable best efforts to cause a Registration Statement to be declared effective by the SEC as soon as possible and not later than the earlier of (a) sixty (60) calendar days (the “Clearance Deadline”) from the date of filing the Registration Statement in the event of an SEC review of the Registration Statement, and (b) the fifth trading day (day on which the CSE is open for quotation) (each, a “Trading Day”) following the date on which the Corporation is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, provided that if the SEC has not declared the Registration Statement to be effective prior to the Clearance Deadline, the Corporation shall continue to use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable following the Clearance Deadline. The Corporation will notify the Agents of the effectiveness of the Registration Statement within three Trading Days. The initial Registration Statement shall cover the resale of 100% of the Registrable Securities (including such indeterminate number of additional shares of common stock of the Corporation resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities), for an offering to be made on a continuous basis pursuant to Rule 415 (as promulgated by the SEC pursuant to the U.S. Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule).

(ii)	Prior to the filing of the Registration Statement (and each amendment or supplement thereto) the Corporation will allow the Agents to review and comment on the Registration Statement (and each amendment or supplement thereto), and will allow the Agents to conduct all due diligence which they may reasonably require to conduct in order to fulfil their obligations as Agents;

(iii)	If the staff of the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Purchasers as selling stockholder and not as an underwriter under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 3(a)(i), the Corporation is otherwise required by the SEC to reduce the number of Registrable Securities included in such initial Registration Statement and, to the extent applicable, any other registration statements for the resale of securities of the Corporation by selling stockholders which may be integrated at the request of the SEC (“Related Registration Statements”), and after commercially reasonable efforts the Corporation is unable to dissuade the SEC of its position, then the Corporation shall reduce the number of Registrable Securities to be included in such initial Registration Statement, until such time as the staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid, by (i) first removing any securities to be included by any person other than a Purchaser, (ii) reducing Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such holders) and (iii) remaining Registrable Securities will be removed from the Registration Statement pro rata between the selling shareholders included in the Registration Statement and, if applicable, pro rata with Registrable Securities being registered for resale by the selling stockholders included in Related Registration Statement and, if applicable, pro rata with any common shares being registered for resale by selling stockholders in Related Registration Statements to the extent permitted by the registration rights of such selling stockholders.

(iv)	In the event of any reduction in Registrable Securities pursuant to Section 3(a)(iii) above, then, in relation to any Registrable Securities not covered by the initial Registration Statement, the Corporation shall use commercially reasonable efforts to cause its legal counsel to deliver an opinion or such other documentation as may reasonably be required to effect sales of the Registrable Securities under Rule 144 and cover the costs related to such legal opinions. In relation to any Registrable Securities not covered by the initial Registration Statement, the Corporation shall file no later than 6 months following the effectiveness of the initial Registration Statement, one or more new Registration Statements, in accordance with Sections 3(a)(i) and 3(a)(iii) until (i) such time as all Registrable Securities required by Section 3(a)(i) have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Purchasers or (ii) all such Registrable Securities can be sold pursuant to the provisions of Rule 144 under the U.S. Securities Act. In the event of a cutback hereunder, the Corporation shall give the holder at least five (5) Trading Days prior written notice along with the calculations as to such holder’s allotment.

(v)	The Corporation will use reasonable commercial best efforts to maintain the Registration Statement effective under the U.S. Securities Act until the later of the date (i) all of the Registrable Securities have been sold pursuant to such Registration Statement or Rule 144, if available, or (ii) until 6 months following the expiration of the Warrants. Upon the occurrence of any event which would cause the Registration Statement to cease to be effective or to be suspended, as promptly as reasonably possible under the circumstances taking into account the Corporation’s good faith assessment of any adverse consequences to the Corporation and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Corporation will use its best efforts to ensure that the use of the Registration Statement or related prospectus may be resumed as promptly as is practicable. The Corporation shall be entitled to exercise its right under this Section to suspend the availability of a Registration Statement, for a period not to exceed 45 calendar days (which need not be consecutive days) in any 12-month period.

(vi)	All the information and statements to be contained in the Registration Statement (and each amendment or supplement thereto), will, at the respective dates of filing thereof, disclose all material facts relating to the Corporation and the Registrable Securities and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agents or any of the Purchasers specifically for use therein);

(vii)	Neither the Registration Statement nor any amendment or supplement thereto will contain a misrepresentation (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agents specifically for use therein);

(viii)	The Registration Statement (and each amendment or supplement thereto), will comply in all material respects with the applicable requirements of U.S. Securities Laws; and

(ix)	The Corporation recognizes that it is fundamental to the Purchasers that the resale of the Registrable Securities be registered in the United States under the Registration Statement so that the Registrable Securities may be transferred without United States resale restrictions or effecting the trade in a manner which falls within one of the various private placement exemptions or exemptions from registration under applicable securities legislation or subject to any statutory or regulatory hold periods or trade restrictions in the United States (provided such trade is not by an “affiliate” as defined in Rule 144). The Corporation acknowledges that it is for this reason that the Corporation has agreed to use its commercially reasonable best efforts to ensure that the Registration Statement is to be filed with the SEC in the United States within the time periods contemplated by this Agreement.

(b)	Delivery of the Registration Statement.

(i)	The filing of the Registration Statement (or any amendment or supplement thereto) with the SEC shall constitute the representation and warranty of the Corporation to the Agents that, at the time of such delivery or filing, as the case may be:

A.	such documents contain disclosure of all material facts relating to the Corporation and the Special Warrants and Registrable Securities, and no material facts have been omitted therefrom which are necessary to make the statements therein not misleading in light of the circumstances in which they are made;

B.	such documents contain no misrepresentations; and

C.	such documents comply in all material respects with U.S. Securities Laws;

(ii)	Contemporaneously with or prior to the filing of the Registration Statement or any amendment thereto, as the case may be, the Corporation shall deliver to the Agents without charge copies of the Registration Statement and any amendment thereto, as applicable, including all documents incorporated by reference therein (to the extent not already delivered), provided, however, that dissemination through EDGAR shall be considered full satisfaction of this requirement;

provided, however, that the foregoing representations and warranties will not apply with respect to information and statements contained in the Registration Statement or misrepresentations with respect thereto or omissions therefrom which relate solely to the Agents or information provided by the Agents or the Purchasers.

(c)	Deliveries. The Corporation will deliver to the Agents prior to or concurrently with the filing of the Registration Statement, as applicable, unless otherwise indicated:

(i)	concurrently with the filing of the Registration Statement, a “long-form” comfort letter of the Corporation’s auditors dated the date of the Registration Statement (with the requisite procedures to be completed by such auditor within two Business Days of the date of such letter), in form and substance satisfactory to the Agents, acting reasonably, addressed to the Agents and the directors and officers of the Corporation, with respect to certain financial and accounting information relating to the Corporation in the Registration Statement, which letter shall be in addition to the auditors’ reports incorporated by reference in the Registration Statement;

(ii)	copies of correspondence from the CSE, if any, indicating that the application for the listing for trading on the CSE of the Underlying Shares have been approved for listing subject only to satisfaction by the Corporation of customary listing conditions imposed by the CSE;

(iii)	a certificate dated the date of the Registration Statement, addressed to the Agents and signed by the Chief Executive Officer and the Chief Financial Officer of the Corporation, certifying for and on behalf of the Corporation, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

A.	the Corporation has complied in all material respects (except where already qualified by a materiality or Material Adverse Effect qualification, in which case the Corporation has complied in all respects) with all the covenants and satisfied in all material respects (except where already qualified by a materiality or Material Adverse Effect qualification, in which case the Corporation has satisfied in all respects) all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the date of the Registration Statement;

B.	no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting the issue of the Units, Unit Shares or Warrants or any of the Corporation’s issued securities, having been issued, and no proceeding for such purpose being, to the knowledge of such officers, threatened or pending;

C.	the representations and warranties of the Corporation contained in this Agreement and in any certificates of the Corporation delivered pursuant to or in connection with this Agreement being true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as at the date of the Registration Statement (other than those that speak to a specific time, in which case they shall have been true and correct in all material respects at such time), with the same force and effect as if made on and as at such date; and

D.	since the initial Closing Time, there having been no material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), capital, business, prospects or results of operations of the Corporation and the Subsidiaries on a consolidated basis; and

(iv)	upon the effectiveness of the Registration Statement, an opinion of the United States legal counsel to the Corporation, in form and substance reasonably satisfactory to the Corporation’s transfer agent, addressed to the transfer agent that all restrictive legends can be removed from Offered Securities and the Compensation Securities.

Section 4. Distribution and Certain Obligations of Agents

(a)	Each of the Agents shall, and shall require any investment dealer or broker with which such Agent has a contractual relationship in respect of the distribution of the Special Warrants and the Private Placement Units (each, a “Selling Firm”) to agree to, comply with applicable Securities Laws in connection with the distribution of the Special Warrants and the Private Placement Units.

(b)	Each of the Agents shall, and shall require any Selling Firm to agree to, distribute the Special Warrants and the Private Placement Units in a manner which complies with and observes all applicable Laws in each jurisdiction into and from which they may offer to sell the Special Warrants and the Private Placement Units and will not, directly or indirectly, offer, sell or deliver any Special Warrants or Private Placement Units to any person in any jurisdiction other than in the Qualifying Jurisdictions except in a manner which will not require the Corporation to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable Laws of such other jurisdictions, obligate the Corporation to establish or maintain any office or director or office in such jurisdiction; or pay any unreasonable filing fees which relate to such other jurisdictions. Subject to the foregoing, the Agents and any Selling Firm shall be entitled to offer and sell the Special Warrants and the Private Placement Units solely pursuant to an applicable exemption or exemptions from the registration and prospectus requirements of any other jurisdictions (other than the United States) in accordance with any applicable Laws in the jurisdictions in which the Agents and/or Selling Firms offer the Special Warrants and the Private Placement Units.

(c)	The Agents will use commercially reasonable efforts to obtain from each Purchaser a duly completed and executed Subscription Agreement and other forms required under applicable Securities Laws and the Agents shall at least two Business Days prior to the applicable Closing Date, provide the Corporation with copies of such Subscription Agreements and complete registration instructions in respect of the Special Warrants or the Private Placement Units, as applicable.

(d)	The Agents shall supply the Corporation with such information respecting the Purchasers as the Corporation may require to comply with the Corporation’s obligations under Securities Laws to report on the sales made pursuant to the Offering and respond to any requests of any Securities Commission in connection with any investigation or inquiry by such authority.

(e)	The Agents will not advertise the Offering or sale of the Offered Securities in printed media of general and regular paid circulation, radio or television nor provide or make available to prospective purchasers of Offered Securities any document or material which would constitute an offering memorandum as defined under Canadian Securities Laws.

Section 5. Conditions of the Offering

The obligation of the Purchasers to purchase the Special Warrants or the Private Placement Units, as applicable, at the applicable Closing Time shall be subject to the performance by the Corporation of its obligations under this Agreement and each of the following conditions:

(a)	receipt of evidence by the Agents, in a form acceptable to the Agents, acting reasonably, that all actions required to be taken by or on behalf of the Corporation, including the passing of all requisite resolutions of the directors and shareholders of the Corporation, having been taken so as to approve the execution and delivery of each of the Transaction Documents, the distribution of the Special Warrants and the Private Placement Units, the issuance of the Unit Shares and Warrants comprising the Units issuable upon exercise of the Special Warrants, the issuance of the Warrant Shares issuable upon exercise of the Warrants, the issuance of the PP Unit Shares and PP Warrants comprising the Private Placement Units, the issuance of the PP Warrant Shares issuable upon exercise of the PP Warrants, the issuance of the Agents Compensation Options, the issuance of the Agents’ Commission Shares and Agents’ Commission Warrants comprising the Compensation Units and the issuance of the Agents’ Commission Warrant Shares on exercise of the Agents’ Commission Warrant;

(b)	the Corporation delivering to the Agents, at the applicable Closing Time, a certificate dated the applicable Closing Date addressed to the Agents and signed by the Chief Executive Officer and the Chief Financial Officer of the Corporation, in a form satisfactory to the Agents, acting reasonably, certifying for and on behalf of the Corporation and without personal liability, after having made due enquiries, that:

(i)	the Corporation has complied in all material respects (except where already qualified by materiality, in which case the Corporation has complied in all respects) with all the covenants and satisfied in all material respects (except where already qualified by materiality, in which case the Corporation has satisfied in all respects) all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the applicable Closing Time;

(ii)	the representations and warranties of the Corporation contained in this Agreement and any certificate of the Corporation delivered hereunder are true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as at the applicable Closing Time with the same force and effect as if made on and as at such date;

(iii)	since September 30, 2022, (A) there has been no material adverse change affecting the Corporation on a consolidated basis, and (B) other than the bridge loan agreement dated December 5, 2022 by and among the Corporation, Silver Valley Metals Corp. and certain affiliates of Sprott Private Resource Streaming & Royalty Corp., no transaction has been entered into by the Corporation other than in the ordinary course of business;

(iv)	there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact or a new material fact) which material fact or change is of such a nature as to render any statement in the Disclosure Record misleading or untrue in any material respect or which would result in a misrepresentation in the Disclosure Record or which would result in the Disclosure Record not complying with applicable Canadian Securities Laws or U.S. Securities Laws; and

(v)	no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting or suspending the offering, issue or sale of the Special Warrants or the Private Placement Units or any of the Corporation’s issued securities, having been issued, and no proceeding for such purpose being, to the knowledge of such officers, pending or threatened;

(c)	the Agents receiving, at the applicable Closing Time a legal opinion dated the applicable Closing Date, to be addressed to the Agents, in form and substance acceptable to the Agents acting reasonably, of Blake, Cassels & Graydon LLP, counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to the Agents and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers, public and exchange officials or of the auditors of the Corporation);

(d)	the Agents receiving, at the applicable Closing Time on the applicable Closing Date, a legal opinion dated the applicable Closing Date, to be addressed to the Agents, in form and substance acceptable to the Agents, of J.P. Galda & Co., United States legal counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to the Agents and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers, public and exchange officials or of the auditors of the Corporation), with respect to the following matters:

(i)	as to the incorporation and valid existence of the Corporation;

(ii)	as to the incorporation and subsistence of each Subsidiary;

(iii)	that the Corporation has all necessary corporate power to own or lease its properties and assets, carry on its business as it is currently conducted, and to execute, deliver and perform its obligations under the Transaction Documents, and to issue and sell the Special Warrants, the Private Placement Units, the Unit Shares and Warrants comprising the Units issuable upon exercise of the Special Warrants, the Warrant Shares issuable upon exercise of the Warrants, the Agents Compensation Options, the Agents’ Commission Shares and Agents’ Commission Warrants comprising the Compensation Units issuable on exercise of the Agents Compensation Options and the Agents’ Commission Warrant Shares on exercise of the Agents’ Commission Warrants, as applicable;

(iv)	the execution and delivery by the Corporation of the Transaction Documents and the performance by it of its obligations thereunder and the issuance of the Special Warrants, the Unit Shares and Warrants comprising the Units issuable upon exercise of the Special Warrants, the issuance of the Warrant Shares issuable upon exercise of the Warrants, the issuance of the PP Unit Shares and PP Warrants comprising the Private Placement Units, the issuance of the PP Warrant Shares issuable upon exercise of the PP Warrants, the issuance of the Agents Compensation Options, the issuance of the Agents’ Commission Shares and Agents’ Commission Warrants comprising the Compensation Units issuable on exercise of the Agents Compensation Options and the issuance of the Agents’ Commission Warrant Shares on exercise of the Agents’ Commission Warrants, as applicable, have been duly authorized by all necessary corporate action on the Corporation’s part;

(v)	the Corporation has duly executed and delivered each of the Transaction Documents;

(vi)	the execution and delivery by the Corporation of each of the Transaction Documents and the performance by it of its obligations hereunder and thereunder and the issuance and sale of the Special Warrants, the Unit Shares and Warrants comprising the Units issuable upon exercise of the Special Warrants, the Warrant Shares issuable upon exercise of the Warrants, the PP Unit Shares and PP Warrants comprising the Private Placement Units, the PP Warrant Shares issuable upon exercise of the PP Warrants, the Agents Compensation Options, the Agents’ Commission Shares and Agents’ Commission Warrants comprising the Compensation Units issuable on exercise of the Agents Compensation Options and the Agents’ Commission Warrant Shares on exercise of the Agents’ Commission Warrants, as applicable, does not conflict with or result in a breach or violation of any of the terms of provisions of, or constitute a default under: (A) the constating documents of the Corporation; and (B) any Laws applicable to the Corporation in the United States;

(vii)	that the Special Warrants, the PP Unit Shares, the PP Warrants and the Agents Compensation Options have been validly created and issued by the Corporation;

(viii)	that the issuance of the Unit Shares and Warrants comprising the Units issuable upon exercise of the Special Warrants has been duly authorized by all necessary corporate action on the part of the Corporation and when issued in accordance with the terms of the Special Warrants, the Unit Shares and the Warrants will be validly created and issued by the Corporation;

(ix)	that the issuance of the PP Unit Shares comprising the Private Placement Units has been duly authorized by all necessary corporate action on the part of the Corporation and that the PP Unit Shares have been validly issued as fully paid and non-assessable Common Shares;

(x)	that the issuance of the PP Warrants comprising the Private Placement Units has been duly authorized by all necessary corporate action on the part of the Corporation and that the PP Warrants will be validly created and issued by the Corporation;

(xi)	that the issuance of the Unit Shares has been duly authorized by all necessary corporate action on the part of the Corporation and, when issued in accordance with the terms of the Special Warrants, the Unit Shares will be validly issued as fully paid and non-assessable Common Shares;

(xii)	that the issuance of the Warrant Shares has been duly authorized by all necessary corporate action on the part of the Corporation and, when issued in accordance with the terms of the Warrants, the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(xiii)	that the issuance of the PP Warrant Shares has been duly authorized by all necessary corporate action on the part of the Corporation and, when issued in accordance with the terms of the PP Warrants, the PP Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(xiv)	that the issuance of the Agents’ Commission Shares issuable upon exercises of the Agents Compensation Options has been duly authorized by all necessary corporate action on the part of the Corporation and, when issued in accordance with the terms of the Agents Compensation Options, the Agents’ Commission Shares will be validly issued as fully paid and non-assessable Common Shares;

(xv)	the issuance of the Agents’ Commission Warrants issuable on exercise of the Agents Compensation Options has been duly authorized by all necessary corporation action on the part of the Corporation and, when issued in accordance with terms of the Agents Compensation Options, the Agents’ Commission Warrants will be validly created and issued by the Corporation;

(xvi)	that the issuance of the Agents’ Commission Warrant Shares has been duly authorized by all necessary corporate action on the part of the Corporation and, when issued in accordance with the terms of the Agents’ Commission Warrants, the Agents’ Commission Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(xvii)	that the form and terms of the Special Warrant Certificates, the PP Warrant Certificates, the Agents Compensation Option Certificates, the Warrant Certificates, and the certificates representing the Unit Shares, the PP Units Shares, the Underlying Shares and Agents’ Commission Warrants have been approved and adopted by the directors of the Corporation; and

(xviii)	the offer and sale of the Offered Securities and the Compensation Securities is not required to be registered under the U.S. Securities Act, provided such offers and sales are made in accordance with this Agreement; it being understood that such counsel need not express its opinion with respect to any resale of the Offered Securities and the Compensation Securities;

(e)	the Agents shall have received a favourable legal opinion addressed to the Agents from counsel to the Corporation, as applicable, dated as of the Initial Closing Date, in the form and substance satisfactory to the Agents and their counsel, acting reasonably, as to title of the Properties and the Corporation’s or the Subsidiary’s interest therein;

(f)	the Agents receiving at the applicable Closing Time, a certificate, signed by the Chief Executive Officer and the Chief Financial Officer of the Corporation (or such other officers as the Agents may agree to), in a form satisfactory to the Agents, acting reasonably, certifying for and on behalf of the Corporation and without personal liability, with respect to:

(i)	the constating documents of the Corporation;

(ii)	the resolutions of the board of directors of the Corporation relevant to the issue and sale of the Special Warrants, the Private Placement Units, the Unit Shares and Warrants issuable upon exercise of the Special Warrants, the Warrant Shares issuable upon exercise of the Warrants, the PP Unit Shares, the PP Warrants, the PP Warrant Shares issuable upon exercise of the PP Warrants, the Agents Compensation Options, the Agents’ Commission Shares and Agents’ Commission Warrants comprising the Compensation Units issuable upon exercise of the Agents Compensation Options, and the Agents’ Commission Warrant Shares issuable on exercise of the Agents’ Commission Warrants issuable thereunder and the authorization of the Transaction Documents and transactions contemplated herein and therein; and

(iii)	the incumbency and signatures of signing officers of the Corporation;

(g)	the Agents shall have received a certificate of status (or the equivalent) with respect to the jurisdiction in which the Corporation and each Subsidiary is incorporated, amalgamated or continued, as the case may be;

(h)	the Agents shall have received the Special Warrant Certificates, or evidence of electronic registration, as applicable, the PP Unit Share certificates, or evidence of electronic registration, as applicable, the PP Warrant Certificates and the Agents Compensation Options Certificates in form and substance satisfactory to the Agents, acting reasonably;

(i)	all consents, approval, permits, authorizations or filings as may be required under Canadian Securities Laws or U.S. Securities Laws necessary for the Offering and the transactions contemplated by this Agreement, shall have been obtained or made, as applicable;

(j)	each of the Transaction Documents shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agents, acting reasonably;

(k)	the Agents not having previously terminated their obligations pursuant to Section 10 of this Agreement;

(l)	prior to the initial Closing Time, the Corporation shall use reasonable efforts to cause each of the officers, directors and 10% shareholders (on a non-diluted basis) of the Corporation to enter into an undertaking in favour of the Agents (the “Lock-Up Agreements”) pursuant to which such person shall agree not to, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any Common Shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire Common Shares or other equity securities of the Corporation for a period of 120 days after the final Closing Date, without the prior written consent of Echelon, on behalf of the Agents, (such consent not to be unreasonably withheld or delayed);

(m)	the Agents shall have completed, to their satisfaction, their due diligence review of the Corporation and its Subsidiaries and each of their respective businesses, operations and financial condition; and

(n)	the Agents shall have received at the applicable Closing Time such further certificates, opinions of counsel and other documentation from the Corporation contemplated herein, provided, however, that the Agents or their counsel shall request any such certificate or document within a reasonable period prior to the applicable Closing Time that is sufficient for the Corporation to obtain and deliver such certificate, opinion or document.

Section 6. Additional Representations and Warranties of the Corporation

The Corporation hereby represents and warrants to the Agents and to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties in connection with the completion of the Offering, that as of the date hereof:

(a)	each of the Corporation and the Subsidiaries: (A) is a corporation duly incorporated, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, as the case may be; (B) has all requisite corporate or limited liability company power and authority and is duly qualified and holds all necessary permits, licences and authorizations necessary or required to carry on its business as now conducted to own, lease or operate its properties and assets; (C) where required, has been duly qualified as an extra-provincial corporation or foreign corporation for the transaction of business and is in good standing under the Laws of each jurisdiction in which it owns or leases property, or conducts business unless, in each case, the failure to do so would not individually or in the aggregate, have a Material Adverse Effect; and (D) no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b)	the Corporation has all requisite corporate or limited liability company power, authority and capacity to enter into each of the Transaction Documents and to perform the transactions contemplated herein and therein, including, without limitation, to issue the Special Warrants, the Private Placement Units, the Agents Compensation Options, the Unit Shares and Warrants comprising the Units issuable upon exercise of the Special Warrants, the Warrant Shares issuable upon exercise of the Warrants, the PP Unit Shares and PP Warrants comprising the Private Placement Units, the PP Warrant Shares issuable upon exercise of the PP Warrants, the Agents’ Commission Shares and Agents’ Commission Warrants comprising the Compensation Units issuable upon exercise of the Agents Compensation Options, and the Agents’ Commission Warrant Shares issuable on exercise of the Agents’ Commission Warrants, as applicable;

(c)	other than the Subsidiaries, upon closing of the Offering, the Corporation has no direct or indirect subsidiary nor any investment or any proposed investment in any person which in either case is or could be material to the business and affairs of the Corporation or which otherwise is required to be disclosed in the Disclosure Record;

(d)	neither the Corporation nor any of the Subsidiaries is (i) in violation of its constating documents, or (ii) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, joint venture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound, except in the case of clause (ii) as disclosed in writing by the Corporation to the Agents or for any such violations or defaults that would not result in a Material Adverse Effect;

(e)	to the knowledge of the Corporation, no counterparty to any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which the Corporation or any Subsidiary is a party is in default in the performance or observance thereof, except where such violation or default in performance would not have a Material Adverse Effect;

(f)	other than as disclosed in the Disclosure Record, which includes, but is not limited to, disclosure regarding the Royalty Convertible Debenture (as defined below) currently being secured by a share pledge of Silver Valley Metals Corp., the Corporation (either directly or indirectly through a Subsidiary) owns all of the issued and outstanding securities of each Subsidiary, free and clear of all encumbrances, claims or demands whatsoever and no person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from any person (other than the Corporation) of any interest in any of the shares in the capital of any Subsidiary. All of the issued and outstanding shares of the Subsidiaries are outstanding as fully paid and non-assessable shares;

(g)	each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance with all applicable Laws and regulations of each jurisdiction in which it carries on business, except where the failure to so comply would not have a Material Adverse Effect, and each of the Corporation and the Subsidiaries holds all material requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects. Without limiting the generality of the foregoing, neither the Corporation nor any Subsidiary has received a written notice of non-compliance, nor does the Corporation know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits which would have a Material Adverse Effect;

(h)	the Bunker Hill Project is the only material property to the Corporation for the purposes of NI 43-101 and all material information with respect thereto is completely and accurately described in the Disclosure Record;

(i)	the Corporation or the Subsidiaries, as applicable, made available to the authors thereof prior to the issuance of the Bunker Hill Technical Report, for the purpose of preparing such report, all information requested, and to the knowledge of the Corporation, no such information contained any material misrepresentation as at the relevant time the relevant information was made available and the Corporation does not have any knowledge of a material adverse change in any production, cost, price, reserves or other relevant information provided since the dates that such information was so provided;

(j)	the Bunker Hill Technical Report complied in all material respects with the requirements of NI 43-101 as at the date of such report; since the date of preparation of such report there has been no change that would disaffirm or change any aspect of such report in any material respect;

(k)	the Corporation is in compliance with NI 43-101 in all material respects and has filed within the prescribed time periods all technical reports required thereby;

(l)	the Corporation is in compliance in all material respects with all of the rules, policies and requirements of the CSE;

(m)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(n)	except as mandated by an applicable regulatory or governmental authority, which mandates have not materially affected the Corporation, as at the date hereof, and except as disclosed in the Disclosure Record, there has been no material effect on the operations of the Corporation or the Subsidiaries as a result of the novel coronavirus disease (COVID-19) outbreak (the “COVID-19 Outbreak”). The Corporation has been monitoring the COVID-19 Outbreak and the potential impact at all of its operations, and management believes it has implemented appropriate measures to support the wellness of its employees where the Corporation and the Subsidiaries operate while continuing to operate;

(o)	other than the Leased Premises and except as disclosed in the Disclosure Record, each of the Corporation and the Subsidiaries is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material properties and assets thereof as described in the Disclosure Record, and no other property or assets are necessary for the conduct of the business of the Corporation and the Subsidiaries as currently conducted. Any and all of the agreements and other documents and instruments pursuant to which each of the Corporation or the Subsidiaries holds the property and assets thereof (including any interest in, or right to earn an interest in, any Intellectual Property) are valid and subsisting agreements, documents and instruments in full force and effect, enforceable in accordance with the terms thereof, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and all material leases, licenses and other agreements pursuant to which the Corporation or any Subsidiary derives the interests thereof in such property are in good standing. The Corporation does not know of any claim or the basis for any claim that might or could materially and adversely affect the right of the Corporation or any Subsidiary to use, transfer or otherwise exploit their respective assets, none of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or any Subsidiary is subject to any right of first refusal or purchase or acquisition right, and neither the Corporation nor any Subsidiary has a responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(p)	other than the mining and processing operations at Bunker Hill Mine located near the town of Kellogg, Idaho (the “Bunker Hill Mine”), neither the Corporation nor any of the Subsidiaries owns any real property;

(q)	no legal or governmental proceedings or inquiries are pending to which the Corporation or any Subsidiary is a party or to which the property thereof is subject that would result in the revocation or modification of any certificate, authority, permit or license necessary to conduct the business now owned or operated by the Corporation or any Subsidiary which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Corporation, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation or any Subsidiary or with respect to the properties or assets thereof;

(r)	other than as disclosed in the Disclosure Record, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or, to the best of the Corporation’s knowledge, threatened against or affecting the Corporation or any Subsidiary, or the directors, officers or employees thereof, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to the best of the Corporation’s knowledge, there is no basis therefor and neither the Corporation nor any Subsidiary is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any governmental authority, which, either separately or in the aggregate, may have a Material Adverse Effect or that would materially adversely affect the ability of the Corporation to perform its obligations under the Transaction Documents;

(s)	at the applicable Closing Time all consents, approvals, permits, authorizations or filings as may be required to be made or obtained by the Corporation under Canadian Securities Laws necessary for the execution and delivery of the Transaction Documents, and the creation, issuance and sale, as applicable, of the Special Warrants and the Private Placement Units, and the consummation of the transactions contemplated hereby and thereby will have been made or obtained, as applicable, (other than the filing of reports required under applicable Canadian Securities Laws within the prescribed time periods, which documents shall be filed as soon as practicable after the applicable Closing Date and, in any event, within such deadline imposed by applicable Canadian Securities Laws);

(t)	the authorized and issued share capital of the Corporation consists of 750,000,000 Common Shares with a par value of $0.000001 per Common Share and 10,000,000 shares of preferred shares with par value of $0.000001 per preferred share, of which 235,878,932 Common Shares and no shares of preferred stock were issued and outstanding as at the close of business on March 23, 2023. As of the date hereof, there are no securities convertible or exercisable to acquire Common Shares other than as disclosed in the Disclosure Record. To the knowledge of the Corporation, there is not any agreement which, in any manner, affects the voting control of any securities of the Corporation or any of its Subsidiaries;

(u)	there are no contracts or agreements between either the Corporation or a Subsidiary and any person granting such person the right to require the Corporation or the Subsidiary to file a registration statement under U.S. Securities Laws or, except as contemplated by this Agreement, a prospectus under Canadian Securities Laws, with respect to any securities of the Corporation or any Subsidiary owned or to be owned by such person that require the Corporation or a Subsidiary to include such securities in the securities qualified for distribution under the Registration Statement;

(v)	there are no voting trusts or agreements, shareholders’ agreements, buy sell agreements, rights of first refusal agreements, agreements relating to restrictions on transfer, pre-emptive rights agreements, tag-along agreements, drag-along agreements or proxies relating to any of the securities of the Corporation or the Subsidiaries, to which the Corporation or any of the Subsidiaries is a party;

(w)	the Special Warrants, the Private Placement Units, the Agents Compensation Options, the Unit Shares and the Warrants issuable upon exercise of the Special Warrants, the Warrant Shares issuable upon exercise of the Warrants, the PP Unit Shares and the PP Warrants, the PP Warrant Shares issuable upon exercise of the PP Warrants, the Agents’ Commission Shares and Agents’ Commission Warrants issuable upon exercise of the Agents Compensation Options and the Agents’ Commission Warrant Shares issuable on exercise of the Agents’ Commission Warrants, as applicable, have been authorized and reserved and allotted for issuance, as applicable;

(x)	at the applicable Closing Time, the Special Warrants, the PP Unit Shares, the PP Warrants and the Agents Compensation Options will be duly and validly issued and created;

(y)	the PP Unit Shares will be outstanding as fully paid and non-assessable Common Shares of the Corporation;

(z)	the Unit Shares and Warrants will be, at the applicable Closing Date, duly authorized and validly allotted for issuance by the Corporation and, when issued in accordance with the terms of Special Warrants, will be validly created and issued and the Unit Shares will be outstanding as fully paid and non-assessable Common Shares of the Corporation;

(aa)	upon the due exercise of the Warrants in accordance with the provisions thereof, the Warrant Shares issuable upon the exercise thereof will be duly and validly issued as fully paid and non-assessable Common Shares of the Corporation, on payment of the purchase price therefor;

(bb)	upon the due exercise of the PP Warrants in accordance with the provisions thereof, the PP Warrant Shares issuable upon the exercise thereof will be duly and validly issued as fully paid and non-assessable Common Shares of the Corporation, on payment of the purchase price therefor;

(cc)	the Special Warrants, the Agents Compensation Options, the Unit Shares and Warrants issuable upon exercise of the Special Warrants, the Warrant Shares issuable upon exercise of the Warrants, the PP Unit Shares and PP Warrants, the PP Warrant Shares issuable upon exercise of the PP Warrants, the Agents’ Commission Shares and Agents’ Commission Warrants issuable upon exercise of the Agents Compensation Options and the Agents’ Commission Warrant Shares issuable on exercise of the Agents’ Commission Warrants, as applicable, will not be subject to a restricted period or to a statutory hold period under the Canadian Securities Laws which extends beyond four months and one day after the applicable Closing Date in accordance with and subject to the conditions set out in NI 45-102;

(dd)	the execution and delivery of each of the Transaction Documents, the performance by the Corporation of its obligations hereunder or thereunder, the issue and sale of the Special Warrants and the Private Placement Units hereunder and the consummation of the transactions contemplated in this Agreement, including the issuance and delivery of the Unit Shares and Warrants issuable upon exercise of the Special Warrants, the PP Unit Shares and PP Warrants, the granting of the Agents Compensation Options, the issuance of the Warrants Shares issuable upon exercise of the Warrants, the issuance of the PP Warrants Shares issuable upon exercise of the PP Warrants, the issuance of the Agents’ Commission Shares and Agents’ Commission Warrants upon exercise of the Agents Compensation Options, the issuance of the Agents’ Commission Warrant Shares issuable upon exercise of the Agents’ Commission Warrants, as the case may be, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both): (A) any Laws applicable to the Corporation including, without limitation, the Securities Laws; (B) the constating documents, by-laws or resolutions of the Corporation which are in effect at the date hereof; (C) any Material Agreement, contract, agreement, instrument, Debt Instrument, lease or other document to which the Corporation is a party or by which it is bound which, either separately or in the aggregate, may have a Material Adverse Effect; or (D) any judgment, decree or order binding the Corporation or the property or assets of the Corporation;

(ee)	at the applicable Closing Time, the Corporation shall have duly authorized and executed and delivered the Transaction Documents and upon such execution and delivery each shall constitute a valid and binding obligation of such Corporation and each shall be enforceable against such Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable Law;

(ff)	the Financial Statements have been prepared in accordance with U.S. GAAP, as applicable, and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Corporation as at such dates and results of operations of the Corporation for the periods then ended and there has been no material change in accounting policies or practices of the Corporation or the Subsidiaries since September 30, 2022. All disclosures in the Disclosure Record regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects to U.S. Securities Laws, to the extent applicable;

(gg)	there are no material liabilities of the Corporation or the Subsidiaries whether direct, indirect, absolute, contingent or otherwise required to be disclosed in the Financial Statements which are not disclosed or reflected in the Financial Statements, except those disclosed in the Disclosure Record;

(hh)	the financial information included in the Disclosure Record presents fairly in all material respects the consolidated financial position, results of operations, deficit and cash flow of the Corporation, respectively, as at the dates and for the periods indicated;

(ii)	the Corporation’s auditors are independent public accountants as required under applicable Canadian Securities Laws and there has never been a reportable event (within the meaning of NI 51-102) between the Corporation and such auditors or any former auditors of the Corporation;

(jj)	the Corporation’s board of directors has appointed an audit committee whose composition satisfies the requirements of NI 52-110, and the audit committee of the Corporation operates in accordance with, and the responsibilities of the Corporation’s audit committee comply with, all material requirements of NI 52-110;

(kk)	there are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Corporation or the Subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Corporation or any Subsidiary or that would reasonably be expected to be material to an investor in making a decision to purchase the Special Warrants or the Private Placement Units;

(ll)	all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, sales taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, reassessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation and the Subsidiaries have been paid or accrued, except where the failure to pay such Taxes would not constitute an adverse material fact in respect of the Corporation or the Subsidiaries or have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiaries have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not constitute an adverse material fact in respect of the Corporation or the Subsidiaries or have a Material Adverse Effect. Other than as disclosed in writing to the Agents or in respect of an audit of its GST filings, to the knowledge of the Corporation, no examination of any tax return of the Corporation is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Corporation or the Subsidiaries, in any case except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect;

(mm)	the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets;

(nn)	except as provided for hereunder, as disclosed in the Financial Statements, the Corporation is not party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument and does not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with the Corporation (as such term is defined in the Tax Act). The Corporation has not guaranteed the obligations of any person;

(oo)	during the previous 12 months, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its Common Shares or securities or agreed to do any of the foregoing;

(pp)	the Corporation and its Subsidiaries own, free and clear of any liens or encumbrances, or possesses sufficient legal rights to use, all Intellectual Property used by it in connection with the Corporation’s business, which represents all intellectual property rights necessary to the conduct of the Corporation’s business as now conducted and as presently contemplated to be conducted, without any conflict with, or infringement of, in any material respect, the intellectual property rights of others; (ii) the Corporation or its Subsidiaries have not received any communications alleging that they have violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, rights of privacy, rights in personal data, moral rights, trade secrets or other proprietary rights or processes of any other person or entity. To the Corporation’s knowledge, no product or service marketed or sold (or presently contemplated to be marketed or sold) by the Corporation or its Subsidiaries violate any license to which they are a party or infringes any intellectual property rights of any other person or entity. No claim is pending or, to the Corporation’s knowledge, threatened to the effect that any operations of the Corporation or its Subsidiaries infringe upon or conflict with the asserted rights of any other person to any Intellectual Property and, to the Corporation’s knowledge, there is no basis for any such claim (whether or not pending or threatened); (iii) all persons then involved in the development of the Corporation or its Subsidiaries’ owned Intellectual Property were at the time employees, consultants or independent contractors of the Corporation or its Subsidiaries and, for greater certainty, the Corporation owns the Intellectual Property arising from their work. All persons involved in the development of the Corporation or its Subsidiaries’ owned Intellectual Property will be employees, consultants or independent contractors of the Corporation, and the Corporation will own all such Intellectual Property arising from their work. The Corporation does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Corporation;

(qq)	any and all of the Material Agreements and other material documents and instruments pursuant to which any of the Corporation and/or a Subsidiary holds the property and assets thereof (including any interest in, or right to earn an interest in, any Intellectual Property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, none of the Corporation nor a Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all material leases, licences and other agreements pursuant to which the Corporation or a Subsidiary derives the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or agreement. None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or a Subsidiary is subject to any right of first refusal or purchase or acquisition right;

(rr)	except as disclosed in the Disclosure Record, none of the directors, officers or employees of the Corporation or the Subsidiary, any person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation or securities of any person exchangeable for more than 10% of any class of securities of the Corporation, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction (other than in connection with the Offering) or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation or any Subsidiary;

(ss)	the Corporation is not party to any agreement, nor is the Corporation aware of any agreement, which in any manner affects the voting control of any of the securities of the Corporation or the Subsidiaries;

(tt)	none of the Corporation or any of the Subsidiaries is a party to, bound by or, to the knowledge of the Corporation, affected by any commitment, agreement or document containing any covenant which expressly and materially limits the freedom of the Corporation or the Subsidiaries to compete in any line of business, transfer or move any of its respective assets or operations or which adversely materially affects the business practices, operations or condition of the Corporation or the Subsidiaries;

(uu)	none of the Corporation or any of the Subsidiaries has ever been in violation of, in connection with the ownership, use, maintenance or operation of the property and assets thereof, any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

(vv)	Capital Transfer Agency ULC, at its principal offices in Toronto, Ontario will be, as of the applicable Closing Date, duly appointed as Special Warrant Agent under the Special Warrant Indenture, and as Warrant Agent under the Warrant Indenture, respectively;

(ww)	the issue of the Special Warrants, the Agents Compensation Options, the Unit Shares and Warrants issuable upon exercise of the Special Warrants, the Warrant Shares issuable upon exercise of the Warrants, the PP Unit Shares and PP Warrants, the PP Warrant Shares issuable upon exercise of the PP Warrants, the Agents’ Commission Shares and Agents’ Commission Warrants issuable upon exercise of the Agents Compensation Options and the Agents’ Commission Warrant Shares issuable on exercise of the Agents’ Commission Warrants, as applicable, will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject that has not been waived. No holder of outstanding shares in the capital of the Corporation is at the applicable Closing Time or will be following the applicable Closing Time entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Corporation;

(xx)	other than as disclosed in the Disclosure Record, none of the Corporation or, to the knowledge of the Corporation, the Subsidiaries is and has ever been in violation of, in connection with the ownership, use, maintenance or operation of the property and assets thereof, any Environmental Laws;

(yy)	each of the Corporation and the Subsidiaries has all applicable Environmental Permits and is in compliance with any material requirements thereof;

(zz)	there are no, to the knowledge of the Corporation, pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Corporation or any Subsidiary, which if determined adversely, would reasonably be expected to have a Material Adverse Effect;

(aaa)	neither the Corporation nor any of the Subsidiaries has used, except in compliance with all Environmental Laws, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Material;

(bbb)	the Properties are the only properties in which the Corporation or the Subsidiaries has an interest; the Corporation or one of the Subsidiaries holds either freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits or participant interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Properties are located, in respect of the ore bodies and minerals located on the Properties in which the Corporation or one of the Subsidiaries has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation or its Subsidiaries to explore for and exploit the minerals relating thereto, all leases or claims and permits relating to the Properties in which the Corporation or one of the Subsidiaries has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Corporation or one of the Subsidiaries has all necessary surface rights, access rights and other necessary rights and interests relating to the Properties in which the Corporation or one of the Subsidiaries has an interest granting the Corporation or one of the Subsidiaries the right and ability to explore for and exploit minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Corporation or one of the Subsidiaries, as applicable, with only such exceptions as do not materially interfere with the use made by the Corporation or one of the Subsidiaries of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in all material respects in the name of the Corporation or one of the Subsidiaries; neither the Corporation nor one of the Subsidiaries has any responsibility or obligation to pay any commission, royalty, licence, fee or similar payment to any person with respect to the property rights thereof other than as described in the Disclosure Record, which includes, but is not limited to, disclosure regarding the royalty convertible debenture (the “Royalty Convertible Debenture”) between the Corporation’s wholly-owned subsidiary, Silver Valley Metals Corp. and Sprott Private Resource Streaming and Royalty (Collector), LP and the conversion of the Royalty Convertible Debenture into a royalty agreement as described therein;

(ccc)	the Corporation or one of the Subsidiaries holds direct interests in the Properties, as described in the Disclosure Record (the “Project Rights”), free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, except as disclosed to the Agents and as described in the Disclosure Record and Financial Statements and no other property rights are necessary for the conduct of the business of the Corporation as currently conducted; the Corporation does not know of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights, under valid, subsisting and enforceable agreements or instruments, and all such agreements and instruments in connection with the Project Rights are valid and subsisting and enforceable in accordance with their terms.

(ddd)	the Corporation has identified all the material permits, certificates, and approvals (collectively, the “Permits”) which are or will be required for the exploration, development and eventual operation of the Properties, which Permits include but are not limited to environmental assessment certificates, water licenses, land tenures, rezoning or zoning variances and other necessary local, provincial and federal approvals; and the appropriate Permits have either been received, applied for, or the processes to obtain such Permits have been or will in due course be initiated by the Corporation; and, except as disclosed to the Agents, the Corporation does not know of any issue or reason why the Permits should not be approved and obtained in the ordinary course;

(eee)	all assessments or other work required to be performed in relation to the material mining claims and the mining rights of the Corporation in order to maintain its interests therein, if any, have been performed to date and the Corporation has complied in all material respects with all applicable governmental laws, regulations and policies in this regard as well as with regard to legal, contractual obligations to third parties in this regard except in respect of mining claims and mining rights that the Corporation intends to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a material adverse effect; all such mining claims and mining rights are in good standing in all respects as of the date of this Agreement;

(fff)	there are no environmental audits, evaluations, assessments, studies or tests relating to the Corporation except for ongoing assessments conducted by or on behalf of the Corporation in the ordinary course;

(ggg)	with respect to each of the Leased Premises, the Corporation and the Subsidiaries, as applicable, occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation or any Subsidiary, as applicable, occupies the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Corporation, will not afford any of the parties to such leases or any other person the right to terminate such leases or result in any additional or more onerous obligations under such leases. The Corporation has provided the Agents with true and complete copies of all leases in respect of the Leased Premises;

(hhh)	except as disclosed in the Financial Statements and the Disclosure Record, the Corporation has good registered and marketable title to the Bunker Hill Mine free of all material mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and property rights (including access rights) as are necessary for the conduct of the business of the Corporation as currently conducted or contemplated to be conducted;

(iii)	the Corporation is not aware of any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Authority having lawful jurisdiction over the Corporation presently in force or, to its knowledge, proposed to be brought into force, or any pending or contemplated change to any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Authority having lawful jurisdiction over the Corporation or any Subsidiary presently in force, that the Corporation anticipates the Corporation or any Subsidiary will be unable to comply with or which could reasonably be expected to materially adversely affect the business of the Corporation or any Subsidiary or the business environment or legal environment under which such entity operates;

(jjj)	each of the Corporation and the Subsidiaries is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non-compliance with such laws could not reasonably be expected to have a Material Adverse Effect;

(kkk)	all information which has been prepared by the Corporation relating to the Corporation, the Subsidiaries and their respective business, properties and liabilities and made available to the Agents was, as of the date of such information and is as of the date hereof, true and correct in all material respects, taken as a whole, does not contain a misrepresentation and no fact or facts have been omitted therefrom which would make such information materially misleading;

(lll)	to the best of the Corporation’s knowledge, all forecasts, budgets or projections set forth in the Investor Presentation were prepared in good faith, disclosed all relevant assumptions and contain reasonable estimates of the prospects of the business of the Corporation;

(mmm)	the Corporation has a reasonable basis for disclosing any forward-looking information contained in the Investor Presentation, and such forward looking information contained in the Investor Presentation reflects the best currently available estimates and good faith judgments of the management of the Corporation, as the case may be, as to the matters covered thereby;

(nnn)	to the knowledge of the Corporation, the Investor Presentation complies in all material respects with applicable Canadian Securities Laws;

(ooo)	there are no material events relating to the Corporation or any Subsidiary required to be disclosed pursuant to applicable Canadian Securities Laws or U.S. Securities Laws which are not referenced in the Disclosure Record;

(ppp)	information available on the Corporation’s profile at www.sedar.com was accurate and complete on the date of filing such information and such information does not contain a misrepresentation;

(qqq)	other than as previously disclosed in the Disclosure Record, the Corporation has not entered into any agreement to complete any “significant acquisition” nor is it proposing any “probable acquisitions” (as such terms are defined in NI 51-102) that would require the filing of a “business acquisition report” (as defined in NI 51-102) pursuant to Canadian Securities Laws;

(rrr)	with respect to forward-looking information contained in the Disclosure Record:

(i)	the Corporation had a reasonable basis for the forward-looking information at the time the disclosure was made;

(ii)	all forward-looking information is identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information and identifies material risk factors that could cause actual results to differ materially from the forward-looking information; and states the material factors or assumptions used to develop forward-looking information;

(iii)	all future-oriented financial information and each financial outlook: (A) has been prepared in accordance with U.S. GAAP, using the accounting policies the Corporation expects to use to prepare its historical financial statements for the period covered by the future-oriented financial information or the financial outlook; (B) presents fully, fairly and correctly in all material respects the expected results of the operations for the periods covered thereby; (C) is based on assumptions that are reasonable in the circumstances, reflect the Corporation’s intended course of action, and reflect management’s expectations concerning the most probable set of economic conditions during the periods covered thereby; and

(iv)	is limited to a period for which the information in the future-oriented financial information or financial outlook can be reasonably estimated;

(sss)	all filings and fees required to be made and paid by the Corporation pursuant to applicable Laws and general corporate and Canadian Securities Laws in the Qualifying Jurisdictions have been made and paid and such disclosure and filings were true and accurate in all material respects as at the respective dates thereof and the Corporation has not filed any confidential material change reports or similar confidential report with any Canadian Securities Commissions that are still maintained on a confidential basis;

(ttt)	the Corporation is currently a “reporting issuer” in each of the Reporting Jurisdictions and is in compliance, in all material respects, with all of its obligations as a reporting issuer and since incorporation has not been the subject of any investigation by any stock exchange or any Securities Commission, is current with all filings required to be made by it under Canadian Securities Laws and U.S. Securities Laws and other laws, is not aware of any deficiencies in the filing of any documents or reports with any Securities Commissions and there is no material change relating to the Corporation which has occurred and with respect to which the requisite news release or material change report has not been filed with the Securities Commissions;

(uuu)	the Corporation is in compliance in all material respects with its continuous and timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the CSE and has filed all documents required to be filed by it with the Canadian Securities Commissions under applicable Canadian Securities Laws, and no document has been filed on a confidential basis with the Canadian Securities Commissions that remains confidential at the date hereof. None of the documents filed in accordance with applicable Canadian Securities Laws contained, as at the date of filing thereof, a misrepresentation;

(vvv)	the Corporation has not withheld from the Agents any material fact relating to the Corporation, any Subsidiary or to the Offering;

(www)	the minute books and corporate records of the Corporation and the Subsidiaries for the period from incorporation to the date hereof made available to the Agents contain copies of all proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders and the directors (or any committee thereof) thereof and there have been no other meetings, resolutions or proceedings of the shareholders or directors of the Corporation or the Subsidiaries to the date hereof not reflected in such corporate records, other than those which are not material to the Corporation or the Subsidiaries, as the case may be;

(xxx)	other than the Agents, there is no person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder’s fee or other similar compensation in connection with the transactions contemplated by this Agreement;

(yyy)	the Corporation and each Subsidiary maintains insurance by insurers of recognized financial responsibility, against such losses, risks and damages to their assets in such amounts as are customary for the business in which they are engaged and on a basis consistent with reasonably prudent persons in comparable businesses, and all of the policies in respect of such insurance coverage, fidelity or surety bonds insuring the Corporation and the Subsidiaries, and their respective directors, officers and employees, and the Corporation’s and the Subsidiaries’ assets, are in good standing and in full force and effect in all respects, and not in default. Each of the Corporation and each Subsidiary is in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Corporation or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Corporation has no reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, and neither the Corporation nor any Subsidiary has failed to promptly give any notice of any material claim thereunder;

(zzz)	none of the Corporation or any Subsidiary, or, to the knowledge of the Corporation, any employee or agent thereof, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable Laws;

(aaaa)	the operations of the Corporation and each Subsidiary have been conducted at all times in compliance with the applicable federal and state laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including: the financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended; Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”); the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act of 1977 (United States), as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and neither the Corporation nor any Subsidiary is (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with which the Agents or any other persons are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or any other person (including any foreign country and any national of such country) with whom the United States Treasury Department prohibits doing business in accordance with OFAC regulations. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or the Subsidiary with respect to Anti-Terrorism Laws is, to the knowledge of the Corporation or any Subsidiary, pending or threatened. The Corporation and each Subsidiary, and their affiliates have conducted their businesses in compliance with the Anti-Terrorism Laws and will implement and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the Anti-Terrorism Laws;

(bbbb)	the Disclosure Record, when they were or are filed with the Canadian Securities Commissions and with the SEC, conformed or will conform in all material respects to the applicable requirements of applicable Securities Laws, the U.S. Exchange Act and the applicable rules and regulations of the SEC thereunder and when read together did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(cccc)	the Financial Statements have been prepared in accordance with U.S. GAAP, as applicable, and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Corporation as at such dates and results of operations of the Corporation for the periods then ended and there has been no material change in accounting policies or practices of the Corporation or the Subsidiaries since September 30, 2022. All disclosures in the Disclosure Record regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects to U.S. securities laws, to the extent applicable;

(dddd)	other than disclosed in the Disclosure Record and in addition to securities issued in connection with the Offering, no holder of outstanding securities of the Corporation will be entitled to any pre-emptive or any similar rights to subscribe for any of the Common Shares or other securities of the Corporation and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Corporation are outstanding. Other than the holders of the Special Warrants and purchasers in the Offering, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Corporation under the U.S. Securities Act; and

(eeee)	other than the notification filing on Form D required to be filed with the SEC 15 days after the applicable Closing Date and the filing of the Investor Presentation with the applicable securities commission and a report in Form 45-106F1, as prescribed by National Instrument 45-106, to be filed with the Canadian Securities Commissions 10 days after the applicable Closing Date, all filings required to be made by the Corporation and the Subsidiaries pursuant to the Securities Laws and general corporate law applicable to them have been made and such filings were true and accurate as at the respective dates thereof and the Corporation has not filed any confidential material change reports.

Section 7. Covenants of the Corporation

The Corporation covenants with the Agents that the Corporation shall during the period from the date of this Agreement until the first to occur of (i) the Qualification Event, (ii) the day that is six months after the Initial Closing Date, and (iii) the day that is four months and one day after the Initial Closing Date, provided that the Registration Statement was declared effective under the U.S. Securities Act prior to said date, and no stop order suspending its effectiveness has been issued by the SEC, nor is a proceeding for that purpose pending before or contemplated or threatened by the SEC:

(a)	promptly provide to the Agents copies of any filings made by the Corporation or the Subsidiaries of information relating to the Offering with any Securities Commissions or any regulatory body in Canada or any other jurisdiction;

(b)	promptly provide to the Agents drafts of any press releases and other public documents of the Corporation relating to the Offering for review by the Lead Agents prior to issuance, and give the Lead Agents a reasonable opportunity to provide comments on any such press release or other public document, subject to the Corporation’s timely disclosure obligations under applicable Canadian Securities Laws;

(c)	the Corporation shall have duly notified the CSE of the issuance of the Offered Securities and completed all necessary filings for the listing of the Units Shares, Warrants Shares, Agents’ Commission Shares and Agents’ Commission Warrant Shares on the CSE and the CSE shall not have objected thereto or denied the listing thereof;

(d)	advise the Agents, promptly after receiving notice or obtaining knowledge thereof, of: (1) the suspension of the qualification for distribution of the Unit Shares and Warrants comprising the Units in any of the Qualifying Jurisdictions; (2) the institution, threatening or contemplation of any proceeding for any such purposes; (3) any requests made by any Securities Commission or similar regulatory authority for additional information; (4) the receipt by the Corporation of any material communication, whether written or oral, from any Securities Commission or similar regulatory authority or any stock exchange, relating to the distribution of the Unit Shares and Warrants comprising Units; (5) the receipt by the Corporation of any material communication, whether written or oral, from any Securities Commission, the CSE or any other competent authority, relating to the Offering; (6) any notice or other correspondence received by the Corporation from any Governmental Authority and any requests from such bodies for information, a meeting or a hearing relating to the Corporation, the Offering, the issue and sale of the Special Warrants, the issue and sale of the Private Placement Units, the issue of the Unit Shares and Warrants comprising Units issuable upon exercise of the Special Warrants or any other event or state of affairs that could, individually, or in the aggregate, have a Material Adverse Effect; or (7) the issuance by any Securities Commission, the CSE or any other competent authority, including any other Governmental Authority, of any order to cease or suspend trading or distribution of any securities of the Corporation or of the institution, threat of institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspect trading or distribution of any securities of the Corporation, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (1) and (7) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible;

(e)	prior to filing the Registration Statement, file or cause to be filed with the CSE all necessary documents and shall take or cause to be taken all necessary steps to ensure that the Corporation has obtained all necessary approvals for the Underlying Shares to be listed on the CSE;

(f)	until the expiry date of the Warrants, use its commercially reasonable efforts to remain a corporation validly subsisting under the laws under which it is currently subsisting, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable Laws of each such jurisdiction, provided that the Corporation shall not be required to comply with the terms of this Section 7(f) following the completion of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Corporation ceases to be a “public company” (within the meaning of the Business Corporations Act (Ontario));

(g)	other than in the event of an acquisition of all of the issued and outstanding Common Shares by way of take-over bid merger, amalgamation, plan of arrangement or similar transaction or following a sale of all or substantially all of the assets of the Corporation, until the expiry date of the Warrants, use commercially reasonable efforts to maintain its status as a “reporting issuer” under the Canadian Securities Laws of a jurisdiction of Canada, not in default of any requirement of such Canadian Securities Laws;

(h)	other than in the event of an acquisition of all of the issued and outstanding Common Shares by way of take-over bid merger, amalgamation, plan of arrangement or similar transaction or following a sale of all or substantially all of the assets of the Corporation, until the expiry date of the Warrants, use commercially reasonable efforts to maintain the listing of the Common Shares on the CSE or another recognized stock exchange or quotation system in Canada;

(i)	fulfil or cause to be fulfilled, at or prior to the applicable Closing Time each of the conditions required to be fulfilled by it set out in Section 5 hereof;

(j)	fulfill all legal requirements to permit the creation and issuance of the Unit Shares and Warrants comprising the Units and the Agents Compensation Options at the applicable Closing Time and the issuance of the Warrants and the Compensation Units, as applicable, all as contemplated by the Transaction Documents, and file or cause to be filed all forms, notices, documents, applications, undertakings or certificates required to be filed by the Corporation in connection with the Offering so that the distribution of such securities may lawfully occur without the necessity of filing a prospectus in Canada or a registration statement in the United States or similar document in any other jurisdiction;

(k)	ensure that, the Warrants and the Agents Compensation Options shall be validly created and shall have attributes corresponding in all material respects to the description thereof set forth in this Agreement, the Warrant Indenture and the Agents Compensation Option Certificates;

(l)	ensure that, at the applicable Closing Time, the Corporation is a “reporting issuer” under Canadian Securities Laws in good standing in each of the Reporting Jurisdictions;

(m)	file the Investor Presentation with the applicable Canadian Securities Commissions within the time period prescribed by applicable Securities Laws;

(n)	subject to management’s discretion, to use the net proceeds of the Offering in the manner specified in the Term Sheet attached to the Subscription Agreement;

(o)	ensure that, at all times prior to the expiry date of the Warrants or date of exercise, as applicable, a sufficient number of Common Shares are allotted and reserved for issuance upon the due conversion of the Special Warrants and exercise of the Warrants, the PP Warrants, Agents Compensation Options and the Agents’ Commission Warrants in accordance with their terms;

(p)	for the period of 120 days following the final Closing Date, not, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any Common Shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire Common Shares or other equity securities of the Corporation, without the prior written consent of Echelon, such consent not to be unreasonably withheld or delayed, other than in conjunction with: (i) the exchange, transfer, conversion or exercise rights of existing outstanding securities (including the Offered Securities), including, without limitation, the rights of the Corporation under existing outstanding securities to issue Common Shares in settlement of obligations thereunder; (ii) the issuance of security-based incentives (including, but not limited to, stock options, restricted share units, and deferred share units) pursuant to the security-based incentive plans of the Corporation, provided such security-based incentives are granted or issued with an exercise price not less than the Issue Price; (iii) existing commitments to issue securities; (iv) the issuance of securities in connection with an arm’s length acquisition of assets and/or shares; (v) the issuance of securities as bonuses or for services rendered to directors, employees, contractors, advisors, provided such securities are issued with a deemed issuance price not less than the Issue Price; and (vi) this Agreement;

(q)	cause the executive officers and the directors to deliver to the Agents the Lock-Up Agreements; and

(r)	promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, such further acts, documents and things for the purpose of giving effect to this Agreement and the transactions contemplated herein.

Section 8. Compliance with U.S. Securities Laws

(a)	Representations and Covenants of the Corporation Regarding U.S. Securities Laws

The Corporation represents, warrants, covenants and agrees to and with the Agents as of the date hereof and the applicable Closing Date that:

(i)	it is not, and as a result of the sale of the Offered Securities will not be, an “investment company” as defined in the United States Investment Company Act of 1940, as amended, registered or required to be registered under such Act;

(ii)	Neither it nor any of its affiliates, nor any person acting on their behalf (other than the Agents, their U.S. Affiliates or any person acting on its or their behalf, in respect to whom no representation is made):

A.	has made or will make any Directed Selling Efforts in the United States with respect to any of the Special Warrants or the Private Placement Units;

B.	has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Special Warrants or the Private Placement Units in the United States or, to or for the account or benefit of, persons in the United States or U.S. Persons by means of General Solicitation or General Advertising, which includes, without limitation, any advertisements, articles, notices or other communications published on the Internet or in any newspaper, magazine or similar media or broadcast over the Internet, radio or television, or any seminar or meeting whose attendees had been invited by General Solicitation or General Advertising, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act; or

C.	has violated or will violate Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Securities;

(iii)	except with respect to the offer and sale of the Offered Securities offered hereby, it has not and will not, for a period beginning six months prior to the commencement of the Offering and ending six months after the completion of the Offering, sold, offered for sale or solicited any offer to buy any of its securities in the United States or, to for the account or benefit of, persons in the United States or U.S. Persons in a manner that would be integrated with and would cause the exemption from registration provided by Rule 506(b) of Regulation D to be unavailable with respect to offers and sales of the Special Warrants or the Private Placement Units;

(iv)	subject to Section 8(a)(viii) of this Agreement, it covenants and agrees with the Agents to execute or procure the execution of all documents and to take or cause to be taken all such steps as may be reasonably necessary or desirable to establish, to the satisfaction of counsel for the Agents and counsel for the Corporation, any and all legal requirements to enable the Agents to offer the Special Warrants and the Private Placement Units for sale in the United States or to, or for the account or benefit of, persons in the United States and U.S. Persons in compliance with Rule 506(b) of Regulation D in accordance with this Agreement, provided such offers and sales are made only to U.S. Accredited Investors or Qualified Institutional Buyers;

(v)	none of it, its affiliates, or any person acting on its or their behalf (other than the Agents, their affiliates or any person acting on its or their behalf, in respect of which no representation, warranty, covenant or agreement is made):

A.	has taken or will take any action that would cause the exemption provided by Rule 506(b) of Regulation D to be unavailable for offers and sales of the Special Warrants or the Private Placement Units in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons in accordance with this Agreement,

B.	has taken or will take any action that would cause the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Special Warrants or the Private Placement Units outside the United States to non-U.S. Persons in accordance with this Agreement, or

C.	will: (i) take an action that would cause the exemption provided by Section 3(a)(9) of the U.S. Securities Act to be unavailable for the exchange of Special Warrants for Units; and (ii) pay or give any commission or other remuneration, directly or indirectly, for soliciting the exchange of Special Warrants for Units;

(vi)	except with respect to sales in accordance with Section 8(a) of this Agreement in reliance upon the exemption from registration provided by Rule 506(b) of Regulation D, none of it, its affiliates, or any person acting on its or their behalf, has made or will make:

A.	any offer to sell, or any solicitation of an offer to buy, any Special Warrants or Private Placement Units in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; or

B.	any sale of any Special Warrants or Private Placement Units unless, at the time the buy order was or will have been originated, the Purchaser is:

1	outside the United States and not a U.S. Person; or

2	it, its affiliates, and any person acting on their behalf reasonably believes that the Purchaser is outside the United States and not a U.S. Person;

(vii)	it shall refuse to register and transfer any Offered Securities that is not made accordance with Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from such registration and the Offered Securities shall bear a legend to the foregoing effect, as well as a notation that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act;

(viii)	it will, within prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Laws in connection with the offer and sale of the Offered Securities, including filing a Form D with the SEC in a timely manner;

(ix)	neither it nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D;

(x)	it will comply with the U.S. Securities Act so as to permit the completion of the distribution of the Special Warrants and the Private Placement Units as contemplated hereby and in the Transaction Documents;

(xi)	none of it or any of its predecessors or subsidiaries has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated under the U.S. Securities Act;

(xii)	the representations, warranties and covenants by it contained in this Section 8(a) shall be true and correct as of the applicable Closing Time, with the same force and effect as if then made by it;

(xiii)	the Corporation is subject to Section 13 or Section 15(d) of the U.S. Exchange Act and is current with SEC filings;

(xiv)	it is not an “ineligible issuer” as defined under Rule 405 under the U.S. Securities Act;

(xv)	it will file promptly all reports and any definitive proxy or information statements required to be filed by the Corporation with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act subsequent to the effective date of the Registration Statement and for so long as the delivery of the Registration Statement is required in connection with the offering or sale of the Registrable Securities;

(xvi)	no forward looking statement (within the meaning of Section 27A of the U.S. Securities Act) included or incorporated by reference in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

(xvii)	with respect to the Special Warrants and the Private Placement Units to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D, none of the Corporation, any of its predecessors, any director, executive officer, or other officer of the Corporation participating in the Offering, any beneficial owner of 20% or more of the Corporation’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act but excluding the Agents, their U.S. Affiliates and their respective affiliates or any person acting on its or their behalf, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement) connected with the Corporation in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D. The Corporation has exercised reasonable care to determine: (i) the identity of each person that is an Issuer Covered Person; and (ii) whether any Issuer Covered Person is subject to a Disqualification Event. The Corporation has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D, and has furnished to the Agents a copy of any disclosures provided thereunder. The Corporation has not paid and will not pay, nor is it aware of any person that has paid or will pay, directly or indirectly, any remuneration to any person (other than the Dealer Covered Persons (as defined below)) for solicitation of purchasers of the Special Warrants or Private Placement Units.

(b)	Undertakings of the Agents in Compliance with Regulation S

Each of the Agents, on their own behalf and on behalf of their U.S. Affiliate, represents, warrants, covenants and agrees to and with the Corporation that except as otherwise permitted by Section 8(c) of this Agreement, it will offer and sell the Offered Securities only in accordance with Rule 903 of Regulation S. Accordingly, none of the Agents, the U.S. Affiliates, or any person acting on their behalf has made or will make (except as permitted by Section 8(c) of this Agreement) as of the date hereof and the applicable Closing Date:

(i)	any offer to sell, or any solicitation of an offer to buy, the Offered Securities in the United States or to, or for the account or benefit of, any U.S. Person or any person in the United States;

(ii)	any sale of the Offered Securities to any Purchaser unless, at the time the buy order was or will have been originated the Purchaser is:

A.	outside the United States and not a U.S. Person and not acting for the account or benefit of a person in the United States or a U.S. Person; or

B.	the Agents, their affiliates and any person acting on their behalf reasonably believes that the Purchaser is outside the United States and not a U.S. Person and not acting for the account or benefit of a person in the United States or a U.S. Person;

(iii)	any Directed Selling Efforts in the United States with respect to any of the Offered Securities;

(iv)	any offers or sales of the Offered Securities during the Distribution Compliance Period (as hereinafter defined) unless such offers and sales are made in accordance with Rule 903 or Rule 904 of Regulation S, pursuant to registration of such securities under the U.S. Securities Act, or pursuant to an available exemption under the U.S. Securities Act, and any hedging transactions with regard to such securities prior to the expiration of the Distribution Compliance Period are made in compliance with the U.S. Securities Act; or

(v)	any sale of Offered Securities during the Distribution Compliance Period to any distributor (as defined in Regulation S), any dealer (as defined in Section 2(a)(12) of the U.S. Securities Act), or any person receiving a selling concession, fee or other remuneration, unless it sends to any such person a confirmation or other notice stating that such person is subject to the same restrictions on offers and sales that apply to a distributor under Regulation S.

(c)	Offering by Agents in the United States

The Agents, on their own behalf and on behalf of their U.S. Affiliate, acknowledge that none of the Offered Securities and the Compensation Securities have been registered under the U.S. Securities Act or the securities laws of any state in the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons, except pursuant to available exemptions from the registration requirements of the U.S. Securities Act and any applicable state securities laws. Accordingly, each of the Agents, on their own behalf and on behalf of their U.S. Affiliate, represents, warrants, covenants and agrees to and with the Corporation as of the date hereof and the applicable Closing Date, that, with respect to each offer or sale of the Offered Securities in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person, it has offered and sold, and will offer and sell such securities only in the following manner:

(i)	it will offer the Offered Securities for sale by the Corporation in the United States and to, or for the account or benefit of, persons in the United States or U.S. Persons only through their respective U.S. Affiliate, each, a broker-dealer registered pursuant to Section 15(b) of the U.S. Exchange Act and in good standing with the Financial Industry Regulatory Authority, Inc. at the time of each offer and sale of such securities, solely to U.S. Accredited Investors or to Qualified Institutional Buyers, and only in states of the United States where such broker-dealer is registered, or otherwise exempt from registration at the time of each offer and sale of such securities and in compliance with all applicable U.S. federal and state broker-dealer requirements;

(ii)	it has not and will not offer or sell the Offered Securities by any form of General Solicitation or General Advertising or any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act; and (ii) it has not violated and will not violate Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Securities;

(iii)	any offer, sale or solicitation of an offer to buy the Offered Securities by it that has been made or will be made in the United States or to, or for the account or benefit of, U.S. Persons was or will be made only to U.S. Accredited Investors or to Qualified Institutional Buyers in compliance with the exemption from registration provided by Rule 506(b) of Regulation D, and in transactions that are exempt from registration under the applicable state securities laws;

(iv)	it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with their respective U.S. Affiliates, or with the prior written consent of the Corporation, and they shall require their respective U.S. Affiliates to agree, for the benefit of the Corporation, to comply with, and shall use their commercially reasonable best efforts to ensure that their respective U.S. Affiliates comply with, the same provisions of this Agreement as apply to the Agents, as if such provisions applied to their respective U.S. Affiliates;

(v)	immediately prior to soliciting any offeree that is in the United States or a U.S. Person, or that is purchasing for the account or benefit of a person in the United States or a U.S. Person, it, its U.S. Affiliate, and any person acting on their behalf had and will have reasonable grounds to believe and did and will believe that each such offeree was a U.S. Accredited Investor or a Qualified Institutional Buyer with respect to which it, its U.S. Affiliate or any party hereto has a pre-existing relationship, and at the time of completion of each sale to a U.S. Purchaser (hereinafter defined), it, its U.S. Affiliates, and any person acting on their behalf will have reasonable grounds to believe and will believe, that such purchaser is a U.S. Accredited Investor or a Qualified Institutional Buyer;

(vi)	prior to completion of any sale of Special Warrants or Private Placement Units by it to a person in the United States or a U.S. Person, or to a person purchasing for the account or benefit of a person in the United States or a U.S. Person, or to a person that was offered Offered Securities in the United States (any of the foregoing a “U.S. Purchaser”), it shall cause each such U.S. Purchaser of Special Warrants or Private Placement Units to execute a Subscription Agreement in the form agreed upon by the Agents and the Corporation, including all applicable schedules and annexes included therein;

(vii)	no written material will be used in connection with the offer or sale of the Offered Securities in the United States and to, or for the account or benefit of, persons in the United States or U.S. Persons, other than the Subscription Agreements referenced in Section 8(c)(vi) above and the Investor Presentation;

(viii)	it shall give the Corporation reasonable notice of the U.S. jurisdictions in which it proposes to offer and sell the Offered Securities, so as to assist the Corporation, as applicable, in satisfying its obligations hereunder;

(ix)	at least three Business Days prior to the applicable Closing, the Corporation will be provided with a list of all U.S. Purchasers;

(x)	the representations, warranties and covenants by it contained in Section 8(b) of this Agreement and this Section 8(c) shall be true and correct as of the applicable Closing Time, with the same force and effect as if then made by it;

(xi)	at the applicable Closing Time, it will either: (i) together with its U.S. Affiliate provide to the Corporation a certificate in the form of Schedule “A” to this Agreement relating to the manner of the offer and sale of the Offered Securities in the United States and to, or for the account or benefit of, persons in the United States or U.S. Persons; or (ii) be deemed to have represented and warranted to the Corporation, as of the applicable Closing Time, that it did not and will not offer or sell any of the Offered Securities in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons;

(xii)	it will inform, and cause its U.S. Affiliate to inform, each U.S. Purchaser that: (i) the Offered Securities have not been registered under the U.S. Securities Act or under state securities laws; (ii) the Offered Securities are being sold to it without registration under the U.S. Securities Act in reliance on the exemption provided by Rule 506(b) of Regulation D and in reliance upon exemptions from applicable state securities laws; (iii) the Offered Securities are “restricted securities” within the meaning of Rule 144 of the U.S. Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons, nor may hedging transactions involving such securities be conducted, unless such securities are registered under the U.S. Securities Act and any applicable state securities laws, an exemption from such registration is available or such registration is otherwise not required;

(xiii)	none of it, its U.S. Affiliate or any person acting on its or their behalf will: (i) take an action that would cause the exemption provided by Section 3(a)(9) of the U.S. Securities Act to be unavailable for the exchange of Special Warrants for Units or for the exchange of Agents Compensation Options for Compensation Units; and (ii) receive any commission or remuneration, directly or indirectly, for soliciting the exchange of Special Warrants for Units;

(xiv)	it is acquiring the Compensation Securities as principal for its own account and not for the benefit of any other person. Furthermore, in connection with the issuance of the Compensation Securities, it is: (i) not a U.S. Person and it is not acquiring the Compensation Securities in the United States, or on behalf of a U.S. Person or a person located in the United States; and (ii) this Agreement was executed and delivered outside the United States. It agrees that it will not engage in any Directed Selling Efforts with respect to any Compensation Securities;

(xv)	it understands and agrees that offers and sales of any of the Compensation Securities prior to one year from the issuance of such securities (such one year period referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom, and in each case only in accordance with applicable state securities laws, and it agrees not to engage in hedging transactions involving such securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state securities laws.

(xvi)	with respect to the Offered Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D (the “Regulation D Securities”), none of it, its U.S. Affiliates, any of their respective general partners or managing members, any director or executive officer of any of the foregoing, any other officer of any of the foregoing participating in offer and sale of the Regulation D Securities, or any other officer or employee of any of the foregoing that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers of the Regulation D Securities (each, a “Dealer Covered Person” and, together, the “Dealer Covered Persons”) is subject to any Disqualification Event except for a Disqualification Event (i) covered by Rule 506(d)(2) of Regulation D and (ii) a description of which has been furnished in writing to the Corporation prior to the date hereof. Neither it nor its U.S. Affiliate has paid or will pay, nor is it aware of any other person that has paid or will pay, directly or indirectly, any remuneration to any person (other than the Dealer Covered Persons) for solicitation of purchasers of the Regulation D Securities.

Section 9. Closing

The purchase and sale of the Special Warrants and/or the Private Placement Units, as applicable, shall be completed at the applicable Closing Time at the offices of Blake, Cassels & Graydon LLP in Vancouver, BC or at such other place as the Lead Agents and the Corporation may agree. At the applicable Closing Time, the Corporation shall, as applicable: (i) cause the Special Warrant Agent to issue such certificates representing, as requested, the Special Warrants, (ii) deliver the PP Units Shares, by way of electronic deposit, certificated form or direct registration statement, as requested, and (iii) deliver the PP Warrant Certificates, as requested, all registered in such names as Echelon may notify the Corporation in writing not less than 24 hours prior to the applicable Closing Time against payment by the Agents to the Corporation, at the direction of the Corporation, of the aggregate purchase price for the Special Warrants and the Private Placement Units less an amount equal to the Agents’ Commission, and a reasonable estimate of the Agents’ Expenses payable pursuant to Section 15, by wire transfer, or if permitted by applicable Law, certified cheque or bank draft, in Canadian currency payable at par in Toronto, ON, together with a receipt signed by Echelon for such certificates and the Agents’ Commission, and the Agents’ Expenses. As soon as practicable following the applicable Closing Time, the Agents shall submit an invoice with respect to the actual reasonable out of-pocket fees and the Agents’ Expenses payable by the Corporation pursuant to Section 15 (and subject to solicitor-client confidentiality provide the Corporation with such back up detail for such invoices as the Corporation may reasonably request). In the event that the actual reasonable out-of-pocket fees and the Agents’ Expenses is less than the estimated amount thereof paid to the Agents on Closing, the Agents shall reimburse the Corporation for the amount of such difference. In the event that the actual reasonable out-of-pocket fees and the Agents’ Expenses is greater than the estimated amount thereof paid to the Agents on Closing, the Corporation shall promptly pay the amount of such difference to the Agents (up to the maximum amounts set forth in this Agreement).

Section 10. Termination Rights

(a)	The Agents (or any one of them) shall be entitled to terminate their obligations hereunder by written notice to that effect given to the Corporation at or prior to the applicable Closing Time if:

(i)	Restrictions on Distribution. Any inquiry, action, suit, investigation or other proceeding (whether formal or informal), including matters of regulatory transgression or unlawful conduct, is commenced, announced or threatened or any order is made or issued under or pursuant to any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation the CSE or any securities regulatory authority) or there is any enactment or change in any law, rule or regulation, or the interpretation or administration thereof, which, in the reasonable opinion of the Agents (or any one of them), could operate to prevent, restrict or otherwise seriously adversely affect in any manner the distribution of the Special Warrants and the Private Placement Units or the market price or value of the Common Shares;

(ii)	Material Change. There shall occur or come into effect any material change in the business, affairs, financial condition, capital or control of the Corporation and its Subsidiaries, taken as a whole, or any change in any material fact or new material fact, or there should be discovered any previously undisclosed fact which, in each case, in the reasonable opinion of the Agents (or any one of them), has or could reasonably be expected to have a significant effect on the market price or value or marketability of the Special Warrants and the Private Placement Units;

(iii)	Disaster Out. There should develop, occur or come into effect or existence any event, action, state, or condition or any action, law or regulation, inquiry, including, without limitation, terrorism, pandemic, accident or major financial, political or economic occurrence of national or international consequence, or any action, government, law, regulation, inquiry or other occurrence of any nature, which in the reasonable opinion of the Agents (or any one of them), seriously adversely affects or involves, or may seriously adversely affect or involve, the financial markets in Canada or the U.S. or the business, operations or affairs of the Corporation or the marketability of the Special Warrants and the Private Placement Units;

(iv)	Adverse Order. An order shall have been made or threatened to cease or suspend trading in the Special Warrants and the Private Placement Units, or to otherwise prohibit or restrict in any manner the distribution or trading of the Special Warrants and the Private Placement Units or proceedings are announced or commenced for the making of any such order by any securities regulatory authority or similar regulatory or judicial authority or the CSE;

(v)	Market Out. The state of the financial markets in Canada or the U.S. is such that in the reasonable opinion of the Agents (or any one of them), the Special Warrants and the Private Placement Units cannot be marketed profitably;

(vi)	Litigation. Any inquiry, action, suit, proceeding or investigation (whether formal or informal) (including matters of regulatory transgression or unlawful conduct) is commenced, announced or threatened in relation to the Corporation, the Subsidiaries or any one of the officers or directors thereof or any of the respective promoters or principal shareholders thereof which, in the sole opinion of the Agents (or any one of them), acting reasonably, has or would be expected to have a significant adverse effect on the market price or value of the securities of the Corporation or on the marketability of the Offering;

(vii)	Breach. The Corporation is in breach of any material term, condition or covenant of this Agreement or any representation or warranty given by Corporation becomes or is false in any material respect; or

(viii)	Due Diligence. If the Agents (or any one of them) are not satisfied in their sole discretion, acting reasonably, with their due diligence review and investigations in respect of the Corporation and its Subsidiaries.

(b)	The rights of termination contained in this Section 10 as may be exercised by the Agents (or any of them) and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. Any such termination shall not discharge or otherwise affect any obligations or liability of the Corporation provided herein or prejudice any other rights or remedies any party may have as a result of any breach, default or non-compliance by any other party. Notwithstanding the foregoing sentence, in the event of any such termination, there shall be no further liability on the part of the Agents to the Corporation or on the part of the Corporation to the Agents except in respect of any liability which may have arisen prior to or which may arise after such termination under Section 11, Section 13 and Section 15. A notice of termination given by one Agent under Section 9 shall not be binding upon the other Agents.

Section 11. All Terms to be Conditions

The Corporation agrees that the conditions contained in Section 5 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation and that it will use its best efforts to cause all such conditions to be complied with. Any breach or failure to comply with any of the conditions set out in Section 5 shall entitle the Agents (or any of them) to terminate this Agreement by written notice to that effect given to the Corporation at or prior to the applicable Closing Time. It is understood that the Agents may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Agents in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agents any such waiver or extension must be in writing.

Section 12. Indemnification

(a)	The Corporation agrees to indemnify and hold harmless each of the Agents, each of the Agents’ subsidiaries and affiliates and each of their respective directors, officers, employees, partners, agents, shareholders, each other person, if any, controlling the Agents, or any of their respective subsidiaries and affiliates (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”), from and against any and all losses (other than loss of profits), expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including without limitation the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel (collectively, the “Losses”) that may be suffered by, imposed upon or asserted against an Indemnified Party as a result of, in respect of, connected with or arising out of any action, suit, proceeding, investigation or claim that may be made or threatened by any person or in enforcing this indemnity (collectively, the “Claims”) insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, this Agreement, including, for greater certainty, the Registration Statement, whether performed before or after the date hereof, and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim.

(b)	In addition, the Corporation shall indemnify and save harmless the Agents from any and all losses or expenses relating to sales to investors on the President’s List.

(c)	The foregoing indemnity shall not apply, and the Indemnified Party shall reimburse any funds advanced by the Corporation pursuant to the foregoing indemnity, to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable has determined that such Losses to which the Indemnified Party may be subject were caused by the material breach of this Agreement, breach of applicable Laws, gross negligence or fraudulent act of the Indemnified Party. The Corporation agrees to waive any right the Corporation may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

(d)	Promptly after receiving notice of a Claim against any Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, any such Indemnified Party will notify the Corporation in writing of the particulars thereof, provided that the omission so to notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to any Indemnified Party except and only to the extent that any such delay in or failure to give notice as required prejudices the defense of such Claim or results in any material increase in the liability which the Corporation has under this indemnity. The Corporation shall have 14 days after receipt of the notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense of the Claim. If the Corporation undertakes, conducts or controls the settlement or defense of the Claim, the relevant Indemnified Parties shall have the right to participate in the settlement or defense of the Claim.

(e)	The Corporation will not, without the prior written consent of Echelon, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim in respect of which indemnification may be sought under this indemnity (whether or not any Indemnified Party is a party to such Claim) unless the Corporation has acknowledged in writing that the Indemnified Parties are entitled to be indemnified in respect of such Claim and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Claim without any admission of negligence, misconduct, liability or responsibility by or on behalf of any Indemnified Party.

(f)	The Corporation hereby constitutes Echelon as trustee for each of the other Indemnified Parties which are not a party to this Agreement of the Corporation’s covenants under this indemnity with respect to those persons and Echelon agrees to accept that trust and to hold and enforce those covenants on behalf of those persons.

(g)	The Corporation also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Corporation or any person asserting Claims on behalf of or in right of the Corporation for or in connection with this Agreement (whether performed before or after the Corporation’s execution of this Agreement), except to the extent that any losses, expenses, claims, actions, damages or liabilities incurred by the Corporation are determined by a court of competent jurisdiction in a final judgement (in a proceeding in which an Indemnified Party is named as a party) that has become non-appealable to have resulted from a material breach of this Agreement, breach of applicable laws, gross negligence or fraudulent act of such Indemnified Party..

(h)	The Corporation also agrees to reimburse the Indemnified Party for the time spent by their personnel in connection with any Claim at their normal per diem rates. The Indemnified Parties may retain counsel to separately represent them in the defense of a Claim, which shall be at the Corporation’s expense if (i) the Corporation does not promptly assume the defense of the Claim no later than 14 days after receiving actual notice of the Claim (as set forth above), (ii) the Corporation agrees to separate representation, or (iii) the Indemnified Parties are advised by external legal counsel that there is an actual or potential conflict in the Corporation’s and the Indemnified Party’s respective interests or additional defenses are available to the Indemnified Parties, which makes representation by the same counsel inappropriate.

(i)	The Corporation also agrees that if any action, suit, proceeding or claim shall be brought against, or any investigation commenced in respect of the Corporation, and any of the Agents or personnel of such Agents shall be required to testify, participate or respond in respect of or in connection with the Offering, each such Agent shall have the right to employ its own counsel in connection therewith and the Corporation will reimburse such Agent monthly for the time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of such Agent’s counsel.

(j)	The obligations of the Corporation hereunder are in addition to any liabilities which the Corporation may otherwise have to any Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

Section 13. Contribution

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 12 (other than in accordance with the terms hereof) would otherwise be available in accordance with its terms but is unavailable to the Agents or the Indemnified Parties or insufficient to hold them harmless in respect of a Claim for any reason, the Corporation shall contribute to the amount paid or payable by the Agents or the other Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Agents or any other Indemnified Party on the other hand but also the relative fault of the Corporation, the Agents or any other Indemnified Party as well as any relevant equitable considerations; provided that the Corporation shall in any event contribute to the amount paid or payable by the Agents or any other Indemnified Party as a result of such Claim any excess of such amount over the amount of the fees received by the Agents under this Agreement.

Section 14. Advertisements

If the Offering is successfully completed, the Corporation acknowledges and agrees that the Agents will be permitted to publish, at their own expense, public announcements or other communications relating to their services in connection with the Offering as they consider appropriate.

Section 15. Expenses

The Corporation will be responsible for all expenses related to the Offering, whether or not the Offering is completed, including, but not limited to, the fees and disbursements of the Corporation’s legal counsel, the fees and disbursements of the Agent’s legal counsel (including all expenses and Agent’s legal fees associated with the November 22, 2022 announced public offering), the fees and disbursements of accountants and auditors, the fees and disbursements of translators, the reasonable fees and disbursements of technical consultants and other applicable experts, all costs and expenses related to road-shows and marketing activities (other than the Investor Presentation), printing costs, filing fees, distribution fees, stock exchange fees, fees for other regulatory compliance, other reasonable out-of-pocket expenses of the Agents (including, but not limited to, travel expenses in connection with due diligence and marketing activities) and all taxes payable in respect of any of the foregoing. All such fees, disbursements and expenses shall be payable by the Corporation immediately upon receiving an invoice therefor from Echelon, or, at the option of the Agents, may be deducted from the gross proceeds of the Offering otherwise payable by the Agents to the Corporation at the applicable Closing of the Offering.

Section 16. Agents’ Obligations

The Agents’ obligations, representations, warranties and covenants under this Agreement shall be several (and not joint nor joint and several), and the Agents’ respective obligations and rights and benefits hereunder shall be as to the following percentages:

Echelon Wealth Partners Inc.	52.5%
Roth Capital Partners, LLC	35.0%
Laurentian Bank Securities Inc.	12.5%
100%

Section 17. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of the Province of Ontario, which will have non-exclusive jurisdiction over any matter arising out of this Agreement.

Section 18. Authority to Bind Agents

The Corporation shall be entitled to and shall act on any notice, waiver, extension or communication given by or on behalf of the Agents by Echelon, which shall represent the Agents, and which shall have the authority to bind the Agents in respect of all matters hereunder, except in respect of any settlement under Section 12 or Section 13, and any matter referred to in Section 10.

Section 19. Survival of Warranties, Representations, Covenants and Agreements

Except as expressly set out herein, all warranties, representations, covenants and agreements of the Corporation and the Agents herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the Closing of the Offering and shall continue in full force and effect for the benefit of the Agents, the Purchasers or the Corporation, as the case may be, regardless of the Closing of the sale of the Special Warrants and/or the Private Placement Units, any subsequent disposition of the Special Warrants, the Unit Shares, the Warrants, the Warrant Shares, the PP Unit Shares, the PP Warrants or the PP Warrant Shares by the Purchasers or the termination of the Agents’ obligations under this Agreement, for a period ending on the date that is three years following the final Closing Date and shall not be limited or prejudiced by any investigation made by or on behalf of the Agents or the distribution of the Special Warrants and the Private Placement Units or otherwise, and the Corporation agrees that the Agents shall not be presumed to know of the existence of a claim against the Corporation under this Agreement or any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Special Warrants and the Private Placement Units as a result of any investigation made by or on behalf of the Agents in accordance with the distribution of the Special Warrants, the Private Placement Units or otherwise. Notwithstanding the foregoing, the provisions contained in this Agreement in any way related to indemnification or contribution obligations shall survive and continue in full force and effect, indefinitely.

Section 20. Notices

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by electronic delivery to such other party as follows:

(i) to the Corporation at:

Bunker Hill Mining Corp.
82 Richmond Street East
Toronto, ON M5C 1P1

Attention: Chief Executive Officer
E-Mail: [Redacted – Personal Information]

with a copy (which shall not constitute notice hereunder) to:

Blake, Cassels & Graydon LLP
595 Burrard Street, Suite 2600
Vancouver, BC V7X 1L3

Attention: Jamie Kariya
E-Mail: [Redacted – Personal Information]

(ii)	to the Agents, to:

Echelon Wealth Partners Inc.
181 Bay Street, Suite 2500
Toronto, ON M5J 2T3

Attention: Jason Yeung
Managing Director
E-Mail: [Redacted – Personal Information]

Roth Capital Partners, LLC
888 San Clemente Drive
Newport Beach, California 92660

Attention: Joseph Barry
Managing Director
Email: [Redacted – Personal Information]

Laurentian Bank Securities Inc.
1360 Rene-Levesque Blvd. W. Suite 620
Montreal, QC H3G 0E8

Attention: Joseph Gallucci
Managing Director
E-Mail: [Redacted – Personal Information]

with a copy (which shall not constitute notice hereunder) to:

DLA Piper (Canada) LLP
100 King St West, Suite 6000
Toronto, Ontario M5X 1E2

Attention: Derek Sigel
E-Mail: [Redacted – Personal Information]

or at such other address or e-mail address as may be given by either of them to the other in writing from time to time. Each notice shall be personally delivered to the addressee or sent by electronic transmission to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by electronic transmission shall be deemed to be given and received on the Business Day on which it is confirmed to have been sent.

Section 21. Other Business

The Corporation acknowledges that the Agents and certain of their affiliates: (i) act as an investment fund manager and a trader or, and dealer in, securities both as principal and on behalf of its clients (including managed accounts and investment funds) and, as such, may have had, and may in the future have, long and short positions in the securities of the Corporation or related entities, and, from time to time, may have executed or may execute transactions on behalf of such persons; (ii) may provide research or investment advice or portfolio management services to clients on investment matters, including the Corporation; (iii) may participate in securities transactions on a proprietary basis, including transactions in the Offered Securities or other securities of the Corporation or related entities; and (iv) nothing herein shall restrict their ability to conduct business in the ordinary course and in compliance with applicable laws. The Agents acknowledge their responsibility to comply with applicable securities laws as they relate to the trading of securities while in possession of material non-public information and further acknowledge that they have in place information barriers to protect the unauthorized transmission of such information to employees who do not have a legitimate need to know such information.

Section 22. Enforceability

To the extent permitted by applicable Law, the invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

Section 23. Successors and Assigns

The terms and provisions of this Agreement will be binding upon and enure to the benefit of the Corporation and the Agents and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effect.

Section 24. Entire Agreement; Time of the Essence

This Agreement constitutes the entire agreement between the Agents and the Corporation relating to the subject matter hereof and supersedes all prior agreements between the Agents and the Corporation (including, for greater certainty, the Engagement Letter) and time shall be of the essence hereof.

Section 25. Further Assurances

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

Section 26. No Fiduciary Duty

The Corporation acknowledges and agrees that: (a) the Agents have not assumed or will assume a fiduciary responsibility in favour of the Corporation with respect to the Offering contemplated hereby or the process leading thereto and none of the Agents has any obligation to the Corporation with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement; (b) any Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation; and (c) none of the Agents has provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 27. Effective Date

This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

Section 28. Language

The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressment demandées que la présente convention ainsi que tout avis, tout état de compte et tout autre document a être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

Section 29. Counterparts and Electronic or Facsimile Copies

This Agreement may be executed in any number of counterparts and by facsimile or other electronic transmission (in PDF), each of which so executed will constitute an original and all of which taken together shall form one and the same agreement.

[Balance of Page Intentionally Left Blank]

If this offer accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation please communicate your acceptance by executing where indicated below and returning one originally executed copy to the Agents.

ECHELON WEALTH PARTNERS INC.

Per:	(signed) “Jason Yeung”
Authorized Signing Officer

ROTH CAPITAL PARTNERS, LLC

Per:	(signed) “Joseph Barry”
Authorized Signing Officer

LAURENTIAN BANK SECURITIES INC.

Per:	(signed) “Joseph Gallucci”
Authorized Signing Officer

The foregoing is hereby accepted and agreed to by the undersigned as of the date first written above.

BUNKER HILL MINING CORP.

Per:	(signed) “Sam Ash”
Authorized Signing Officer

SCHEDULE “A”

Agents’ CERTIFICATE

In connection with the offer and sale in the United States or to, or for the account or benefit of, U.S. Persons, of Special Warrants (the “Special Warrants”) of Bunker Hill Mining Corp. (the “Corporation”) and units of the Corporation (“Private Placement Units”) pursuant to an agency agreement (the “Agency Agreement”) dated March 27, 2023 between the Corporation and the Agents named in the Agency Agreement, the undersigned each hereby certify as follows:

(i)	on the date hereof and on the date of each offer, solicitation of an offer and sale of Special Warrants or Private Placement Units in the United States or to, or for the account or benefit of, U.S. Persons, the U.S. Affiliate is and was: (A) a duly registered broker-dealer with the United States Securities and Exchange Commission and under the laws of each state where offers and sales of Special Warrants or Private Placement Units were made (unless exempted therefrom); and (B) a member of and in good standing with the Financial Industry Regulatory Authority, Inc.;

(ii)	all offers of Special Warrants or Private Placement Units for sale by the Corporation in the United States or to, or for the account or benefit of, U.S. Persons, have been and will be effected and arranged by the U.S. Affiliate in accordance with all applicable U.S. federal and state laws and regulation (including, without limitation, laws and regulation with respect to the registration and conduct of broker-dealers);

(iii)	immediately prior to offering or soliciting offers for the Special Warrants or Private Placement Units in the United States or to, or for the account or benefit of U.S. Persons, we had reasonable grounds to believe and did believe that each offeree was a U.S. Accredited Investor or a Qualified Institutional Buyer, and, on the date hereof, we continue to believe that each person purchasing Special Warrants or Private Placement Units from the Corporation in the United States or to, or for the account or benefit of, U.S. Persons, is a U.S. Accredited Investor or a Qualified Institutional Buyer;

(iv)	no form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the internet or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act, in connection with the offer or sale of the Special Warrants or Private Placement Units in the United States or to, or for the account or benefit of, U.S. Persons;

(v)	the offers and solicitations of offers of the Special Warrants and Private Placement Units have been conducted by us in accordance with the terms of the Agency Agreement; and

(vi)	in connection with each sale of Special Warrants or Private Placement Units in the United States or to, or for the account or benefit of, U.S. Persons, we (A) caused each purchaser that is a Qualified Institutional Buyer to execute a Subscription Agreement, including Schedule F thereto, in a form mutually acceptable to the Corporation and the Lead Agents, and (B) delivered to the Corporation all such completed Subscription Agreements.

[signature page follows]

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this ____ day of March, 2023.

[INSERT NAME OF AGENT]	[INSERT NAME OF U.S. AFFILIATE]

By:	By:
Name:	Name:
Title:	Title: